Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

July 23, 2014

BARCLAYS

Equities

US ETF & ETN Guide[1]

July 2014

1,615 US listed products

Total $1,861bn in ETF assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$466.3	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$79.5	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$81.5	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$304.5	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General	$351.0	4
Leveraged – Equities	$14.6	6
Inverse – Equities	$9.7	7
Dividend Domestic, International	$108.5	7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$253.0	9
Commodities	$63.5	10
Currencies	$2.5	11
Leveraged – FICC	$0.9	11
Inverse – FICC	$8.4	11
Specialty		
Active	$11.8	13
Fundamental	$10.7	13
Life Cycle and Allocation	$1.4	13
Long/Short	$0.6	13
Quantitative Domestic, International	$35.8	14
Other	$29.9	15

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$4.6	17
Currencies	$0.1	17
Leveraged/Inverse	$7.1	17
Volatility	$2.7	18
Other	$12.1	18

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of July 8, 2014. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs) Equities

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$44,725	$249.1	✓
IWV	iShares Russell 3000	RU30INTR	5,763	21.8	✓
VXF	Vanguard Extended Market	SPTRCMI	3,586	20.8	✓
SCHB	Schwab US Broad Market	DW2ST	3,489	19.3	✓
ITOT	iShares Core S&P Total Mkt	SPTRSUPR	1,320	8.9	✓
IYY	iShares DJ US Index	DJUS	952	3.6	
THRK	SPDR Russell 3000	RAY	611	0.4	
ONEQ	Fidelity NASDAQ Composite	CCMP	361	3.2	
VUSE	Vident Core US Equity	VIUSX	174	1.5	
VTHR	Vanguard Russell 3000	RU30INTR	109	0.8	
NYC	iShares NYSE Composite	NYA	75	0.1	
NYCC	PowerShares NYSE Century	CENTURYT	4	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$169,106	$19,680.2	✓
IVV	iShares S&P 500	SPTR	56,722	790.4	✓
VOO	Vanguard S&P 500	SPXT	19,541	197.0	✓
DIA	SPDR DJ Indust Avg	INDU	11,632	1,000.2	✓
IWB	iShares Russell 1000	RU10INTR	9,441	68.5	✓
RSP	Guggenheim S&P 500 EW	SPXEWI	8,293	60.5	✓
VV	Vanguard LC	CRSPLCT	5,133	12.8	✓
OEF	iShares S&P 100	SPTR100	4,803	65.4	✓
SCHX	Schwab US LC	DWLT	2,997	15.2	✓
MGC	Vanguard Mega Cap	CRSPMET	752	2.0	✓
XLG	Guggenheim Russell Top 50	RTOP50	516	2.5	
JKD	iShares Mrngstr LC	MLCRT	492	1.4	
VONE	Vanguard Russell 1000	RU10INTR	340	1.5	
IWL	iShares Russell T200	RUTPINTR	118	0.5	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	113	0.6	
EUSA	iShares MSCI USA	GDDUUS	72	1.0	
NY	iShares NYSE 100	NYID	71	0.1	
ONEK	SPDR Russell 1000	RIY	46	0.1	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$24,620	$161.4	✓
MDY	SPDR S&P MC 400	MID	15,295	514.9	✓
IWR	iShares Russell MC	RUMCINTR	10,267	33.3	✓
VO	Vanguard MC	CRSPMIT	8,163	30.5	✓
SCHM	Schwab US MC	DWMT	1,177	7.4	✓
IVOO	Vanguard S&P MC 400	SPTRMDCP	335	1.8	
JKG	iShares Mrngstr MC	MMCRT	289	1.1	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	139	0.7	
RSCO	SPDR Russell SC Complete	RSCC	77	0.3	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$27,293	$5,261.3	✓
IJR	iShares S&P SC 600	SPTRSMCP	13,627	97.4	✓
VB	Vanguard SC	CRSPSCT	9,149	41.1	✓
SCHA	Schwab US SC	DWST	2,103	14.6	✓
SLY	SPDR S&P SC 600	SML	423	2.1	
VTWO	Vanguard Russell 2000	RU20INTR	374	4.6	✓
JKJ	iShares Mrngstr SC	MSCRT	218	0.5	
VIOO	Vanguard S&P SC 600	SPTRSMCP	155	1.8	
TWOK	SPDR Russell 2000	RTY	52	0.8	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	41	0.4	
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$934	$11.4	✓
FDM	First Trust DJ Sel MicroCap	DJSM	63	0.6	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based (continued)					
Micro Cap Broad-Based (continued)					
PZI	PwrShrs Zacks MicroCap	ZAX	$59	$0.3	
WMCR	Wilshire Micro-Cap	W5KMICRO	55	0.4	
US Indices: Value					
Total Market Value					
IUSV	iShares Core US Value	RU30VATR	$705	$2.5	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$23,066	$150.0	✓
VTV	Vanguard Value	CRSPLCVT	14,590	56.5	✓
IVE	iShares S&P 500 Value	SPTRSVX	7,842	59.3	✓
RPV	Guggenheim S&P 500 PureVal	SPXPV	1,163	11.9	✓
SCHV	Schwab US LC Value	DWLVT	1,074	5.4	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	830	3.0	✓
JKF	iShares Mrngstr LC Value	MLVLT	310	1.0	
VONV	Vanguard Russell 1000 Val	RU10VATR	238	1.3	
SPYV	SPDR S&P 500 Value	SPTRSVX	206	0.9	
IWX	iShares Russell T200 Value	RUTPVATR	201	2.1	
VOOV	Vanguard S&P 500 Val	SPTRSVX	187	1.0	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$6,710	$35.4	✓
IJJ	iShares S&P MC 400 Value	MIDV	4,276	17.1	✓
VOE	Vanguard MC Value	CRSPMIVT	2,978	18.2	✓
JKI	iShares Mrngstr MC Value	MMVLT	228	1.3	
MDYV	SPDR S&P MC 400 Value	SPTRMV	120	1.0	
RFV	Guggenheim S&P 400 PureVal	SPMPV	110	0.7	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	76	1.4	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$6,030	$100.0	✓
VBR	Vanguard SC Value	CRSPSCVT	4,413	17.3	✓
IJS	iShares S&P SC 600 Value	SMLV	3,123	14.9	✓
JKL	iShares Mrngstr SC Value	MSVLT	387	1.5	
SLYV	SPDR S&P SC 600 Value	SPTRSV	306	1.4	
RZV	Guggenheim S&P 600 PureVal	SPSPV	184	1.6	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	79	1.4	
VTWV	Vanguard Russell 2000 Val	RU20VATR	71	0.4	
US Indices: Growth					
Total Market Growth					
IUSG	iShares Core US Growth	RU30GRTR	$489	$3.4	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$23,823	$152.4	✓
VUG	Vanguard Growth	CRSPLCGT	14,808	56.7	✓
IVW	iShares S&P 500 Growth	SPTRSGX	9,997	81.1	✓
RPG	Guggenheim S&P 500 PureGro	SPXPG	1,441	14.4	
MGK	Vanguard Mega Cap Growth	CRSPMEGT	1,384	6.0	✓
SCHG	Schwab US LC Growth	DWLGT	1,380	7.3	✓
JKE	iShares Mrngstr LC Growth	MLGRT	534	2.1	
IWY	iShares Russell T200 Growth	RUTPGRTR	484	1.1	
SPYG	SPDR S&P 500 Growth	SPTRSGX	429	2.0	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	298	1.8	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	254	1.1	
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$4,821	$25.3	✓
IJK	iShares S&P MC 400 Growth	MIDG	4,621	24.9	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth (continued)					
VOT	Vanguard MC Growth	CRSPMICT	$2,220	$9.9	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	821	3.5	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	282	1.3	
JKH	iShares Mrngstr MC Growth	MMGRT	200	0.7	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	173	1.0	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$5,733	$196.5	✓
VBK	Vanguard SC Growth	CRSPSCGT	3,765	20.3	✓
IJT	iShares S&P SC 600 Growth	SMLG	2,761	16.4	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	394	2.2	
JKK	iShares Mrngstr SC Growth	MSGRT	131	0.6	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	128	2.1	
RZG	Guggenheim S&P 600 PureGro	SPSPG	116	1.0	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	61	0.6	
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$5,125	$362.3	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,851	150.1	✓
ITB	iShares US Home Constr	DJSHMBT	1,722	101.0	✓
VCR	Vanguard Cons Discret	M2US5CDI	1,170	14.9	✓
FXD	First Trust Cons Discr	STRQCD	956	6.8	✓
XRT	SPDR S&P Retail	SPSIRETR	598	238.7	✓
IYC	iShares US Cons Svcs	DJUSCYT	445	5.4	
RXI	iShares Glb Cons Discr	SGDNW	231	2.5	
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	164	2.1	
PBS	PowerShares Dyn Media	DZMTR	162	4.6	
PKB	PwrShrs Dyn Build & Constr	DWCTR	124	0.8	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	112	0.6	
RCD	Guggenheim S&P 500 EW CD	S25	89	1.4	
FDIS	Fidelity MSCI Cons Discret	M2US0CDI	76	0.9	
CARZ	First Trst NASDAQ Global Auto	QAUTO	61	0.6	
BJK	Market Vectors-Gaming	MVBJKTR	60	1.5	✓
PEZ	PwrShrs DWA Cons Cycl Mom	DWCCTRR	51	0.6	
RTH	Market Vectors Retail	MVRTHTR	31	2.2	✓
PMR	PowerShares Dyn Retail	DWRTR	20	0.3	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	20	0.3	
EMDI	iShares MSCI EM ConsDisc	M1EF0CD	6	0.1	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$7,030	$329.1	✓
VDC	Vanguard Cons Staples	M2US5CSI	1,920	9.2	✓
FXG	First Trust Cons Staples	STRQCS	1,406	10.7	✓
KXI	iShares Glb Cons Stap	SGCSNW	627	2.7	✓
IYK	iShares US Cons Goods	DJUSNCT	480	3.7	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	330	3.6	
RHS	Guggenheim S&P 500 EW CS	S30	161	1.5	
FSTA	Fidelity MSCI Cons Staples	M2US0CSI	98	1.0	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	46	0.2	
PSL	PwrShrs DWA Cons Stap Mom	DWCSTR	39	0.4	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	28	0.6	
Energy					
XLE	Energy Sector SPDR	IXE	$12,355	$938.5	✓
VDE	Vanguard Energy	M2US5ENI	3,431	21.5	✓
IYE	iShares US Energy	DJUSENT	2,209	44.7	✓
OIH	Market Vectors Oil Service	MVOIHTR	1,475	159.3	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	1,262	267.3	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Energy (continued)					
IXC	iShares Glb Energy	SGESNW	$1,125	$8.1	✓
FXN	First Trust Energy	STRQEN	761	13.9	✓
IEZ	iShares US Oil Eqp&Svc	DJSOEST	648	5.3	✓
FCG	First Trust ISE Nat Gas	FUM	586	10.6	✓
IEO	iShares US O&G E&P	DJSOEPT	578	8.5	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	342	3.8	✓
RYE	Guggenheim S&P 500 EW Ener	S10	319	4.1	
PXI	PwrShrs DWA Energy Mom	DWENTR	264	2.0	
KOL	Market Vectors-Coal	MVKOLTR	166	2.5	✓
PXE	PwrShrs Dyn Energy E&P	DWETR	148	1.3	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	132	0.7	✓
FENY	Fidelity MSCI Energy	M2US0ENI	131	2.1	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	86	0.9	✓
NLR	Mkt Vect Nuclear Energy	DXNE	75	0.3	
PSCE	PwrShr S&P SC Energy	SPSU6ET	61	0.6	
ENY	Guggenheim Canada Energy	SPTXHU	54	0.3	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	24	0.1	
IPW	SPDR S&P Intl Energy	SPBMU1UP	23	0.2	
NUCL	iShares Glb Nuclr Ener	SPGTNEN	9	0.1	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	6	0.1	
CHIE	Global X China Energy	CHIE	4	0.0	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.0	
EMEY	iShares MSCI EM Energy	MXEF5EN	2	0.3	
Financials					
XLF	Financial Sector SPDR	IXM	$18,387	$850.7	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	2,485	129.5	✓
KBE	SPDR S&P Bank	SPSIBK	2,485	41.0	✓
VFH	Vanguard Financials	M2US5FNI	2,109	11.8	✓
IYF	iShares US Financial	DJUSFNT	1,385	26.9	✓
FXO	First Trust Financial	STRQFN	880	10.6	✓
IYG	iShares US Finan Svcs	DJUSFV	561	5.1	✓
IAT	iShares US Reg Banks	DJSRBKT	500	4.9	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	484	5.5	✓
IXG	iShares Glb Financials	SGFSNW	303	2.5	
KIE	SPDR S&P Insurance	SPSIINS	273	7.0	✓
KBWB	PowerShares KBW Bank	BKXTR	238	3.2	✓
KCE	SPDR S&P Capital Markets	SPSICM	196	1.7	✓
IAI	iShares US Broker Dlrs	DJSINVT	187	4.3	✓
IAK	iShares US Insurance	DJSINST	139	1.1	
FNCL	Fidelity MSCI Financials	M2US0FNI	121	1.8	
PSCF	PwrShr S&P SC Finance	SPSU6FT	111	0.3	
RYF	Guggenheim S&P 500 EW Fin	S40	102	1.7	
QABA	First Trst NQ ABA Comm Bk	ABQI	93	1.2	
KBWR	PowerShares KBW Reg Bank	KRXTR	43	0.3	
PFI	PwrShrs DWA Financial Mom	DWFNTR	35	0.3	
RWW	RevenueShares Financial	REVWFINT	33	0.2	
CHIX	Global X China Financials	CHIF	17	0.7	✓
RKH	Market Vectors Bank & Brkr	MVRKHTR	16	0.1	✓
IPF	SPDR S&P Intl Financials	SPBMU4UP	14	0.1	
KBWI	PowerShares KBW Insurance	KIXTR	10	0.1	
KBWP	PowerShares KBW Prop&Cas	KPXTR	10	0.1	
KME	SPDR S&P Mortgage Finance	SPSIMF	8	0.0	
DXJF	WsdmTree Japan Hedg Finans	WTJFH	6	0.5	
EMFN	iShares MSCI EM Financials	MXEF0FN	6	0.0	
KBWC	PowerShares KBW Cap Mkts	KSXTR	5	0.1	
FEFN	iShares MSCI Far East Fin	MXFA0FN	4	0.1	
BRAF	Global X Brazil Financials	SOLBZLX	3	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.
* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Healthcare					
XLV	Health Care Sector SPDR	IXV	$9,890	$502.4	✓
IBB	iShares Nasdaq Biotech	NBI	4,908	458.2	✓
VHT	Vanguard Health Care	M2USSHCI	3,056	29.2	✓
IYH	iShares US Healthcare	DJUSHC	2,487	36.6	✓
FXH	First Trust Health Care	STRQHC	2,063	18.9	✓
FBT	First Trst NYSE Arca Biotech	BTK	1,295	14.9	✓
PJP	PowerShares Dyn Pharma	DZRTR	1,168	14.1	✓
IXJ	iShares Glb Healthcare	SGHNW	1,164	7.3	
XBI	SPDR S&P Biotech	SPSIBITR	1,110	96.3	✓
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	950	10.8	✓
IHE	iShares US Pharmaceut	DJSPHMT	717	4.6	
IHI	iShares US Med Equip	DJSMDQT	704	9.7	
IHF	iShares US HC Providers	DJSHCPT	507	3.3	✓
BBH	Market Vectors Biotech	MVBBHTR	506	16.4	✓
PBE	PwrShr Dyn Biotech & Gen	DZOTR	372	5.6	
PPH	Market Vectors Pharma	MVPPHTR	344	5.1	✓
RYH	Guggenheim S&P 500 EW HC	S35	211	3.2	
FHLC	Fidelity MSCI Health Care	M2US0HCI	172	2.6	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	171	1.4	
XHS	SPDR S&P HC Srvs	SPSIHP	85	0.5	
PTH	PwrShrs DWA Healthcare Mom	DWHCTR	81	1.5	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	64	0.4	
XHE	SPDR S&P HC Equipment	SPSIHE	31	0.2	
DXJH	WsdmTree Japan Hedg HC	WTJHCH	3	0.2	
Industrials					
XLI	Industrial Sector SPDR	IXI	$10,111	$520.8	✓
VIS	Vanguard Industrials	M2USSINI	1,777	18.0	✓
IYJ	iShares US Industrial	DJUSINT	1,395	44.8	✓
IYT	iShares Transportation	DJTTR	1,168	44.9	✓
FXR	First Trust Industrials	STRQIN	950	16.2	✓
ITA	iShares US Aerosp & Def	DJSASDT	431	6.4	
EXI	iShares Glb Industrial	SGNNW	326	2.3	
XTN	SPDR S&P Transportation	SPSITN	224	2.5	
PRN	PowerShares Dyn Industrial	EZLTR	145	2.8	
PPA	PwrShrs Aerospace & Def	DXS	133	1.5	
FIDU	Fidelity MSCI Industrials	M2US0INI	129	1.8	
PSCI	PwrShr S&P SC Indust	SPSU6IT	120	0.6	
RGI	Guggenheim S&P 500 EW Inds	S20	103	1.1	
XAR	SPDR S&P Aero & Def	SPSIAD	49	0.6	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	27	0.2	
CHII	Global X China Industrials	CHII	3	0.0	
DXJC	WsdmTree Japan Hedg CapGds	WTJCGH	3	0.1	
Materials					
GDX	Market Vectors Gold Miners	GDM	$8,093	$787.2	✓
XLB	Materials Sector SPDR	IXB	5,114	264.5	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,379	163.6	✓
VAW	Vanguard Materials	M2USSMTI	1,278	10.1	✓
IYM	iShares US Basic Mat	DJUSBMT	1,038	18.1	✓
FXZ	First Trust Materials	STRQMT	675	10.2	✓
XME	SPDR S&P Metals & Mining	SPSIMM	486	68.1	✓
MXI	iShares Glb Materials	SGMNW	394	2.3	
WOOD	iShares Glb Timb&For	SPGTTFT	306	1.3	✓
SIL	Global X Silver Miners	SOLGLOSI	265	3.4	✓
CUT	Guggenheim Timber	CGTBR	242	1.2	
URA	Global X Uranium	SOLURA	240	4.3	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	180	0.6	✓
SLX	Market Vectors Steel	STEEL	98	2.4	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
PYZ	PwrShrs DWA Basic Mat Mom	DWBMTR	$97	$0.6	
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	94	0.5	✓
RTM	Guggenheim S&P 500 EW Mats	S15	94	1.2	
FMAT	Fidelity MSCI Materials	M2US0MTI	88	1.3	
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	67	0.7	✓
PSCM	PwrShr S&P SC Mater	SPSU6MT	62	0.8	
GLDX	Global X Gold Explorers	SOLGLDX	53	1.0	✓
COPX	Global X Copper Miners	SOLGLOCO	38	0.3	
CU	First Trust ISE Glb Copper	ISC	32	0.2	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	26	0.2	
CCXE	WisdomTree Comm Country	WTIDCCET	21	0.1	
SOIL	Global X Fertilizer/Potash	SOLFERT	19	0.1	
PLTM	First Trust ISE Glb Platin	ORE	11	0.1	✓
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	10	0.1	
IRV	SPDR S&P Intl Materials	SPBMU6UP	10	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZIR	9	0.3	✓
EMMT	iShares MSCI EM Materials	MXEF0MT	8	0.0	
GGGG	Global X Pure Gold Miners	SOLGGGG	6	0.1	
JUNR	Global X Junior Miners	VXTUAR	6	0.1	
CHIM	Global X China Materials	CHIMAT	2	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$44,505	$3,409.9	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	3,156	5.4	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	2,481	11.8	✓
MOO	Mkt Vectors Agribusiness	MVMOOTR	2,400	31.6	✓
ECON	EGShares EM Consumer Titan	DJECONT	1,320	7.8	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	977	5.6	✓
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	622	3.9	✓
NFRA	FlxShr STOXX Glb Brd Infra	STXGBIV	187	1.6	
CHIQ	Global X China Consumer	CHIQ	146	1.3	✓
SEA	Guggenheim Shipping	DJGSHT	117	1.9	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	111	0.6	
HAP	Market Vectors Natural Res	RVEIT	108	0.6	
ROBO	Robo-Stox Glb Robot&Automn	ROBOTR	107	1.4	
QQXT	First Trust NDX Ex-Tech	NDXM	94	0.6	
PAGG	PwrShrs Global Agriculture	QAGX	71	0.4	
INXX	EGShares India Infr	INXXT	64	0.9	
LIT	Global X Lithium	SOLLIT	60	0.6	✓
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	48	0.3	
BRXX	EGShares Brazil Infr	IBRXXT	46	0.4	
PXR	PwrShrs EM Infrastruct	EIBIT	44	0.2	
PSCU	PwrShr S&P SC Util	SPSU6UT	36	0.1	
EMDD	EGShares EM Dom Demand	IEMDDT	26	0.2	
QQQE	Direxion NASDAQ-100 EW	NDXE	26	0.4	
CROP	IQ Global Agribusiness SC	IQSMCROT	25	0.2	✓
FLM	First Trust ISE Glb Eng&Cons	CVL	24	0.1	
BRAQ	Global X Brazil Consumer	SOLBZLC	14	0.1	
HECO	Huntington EcoLogical Strat	n/a	13	4.6	✓
GRID	First Trust NQ Smart Grid	QGRD	13	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	11	0.1	
CHXX	EGShares China Infr	ICHXXT	10	0.0	
INCO	EGShares India Consumer	INCOT	7	0.1	
TOLZ	ProShr DJ Brookfield GlbInfr	DJBGICUT	4	0.2	
DXJT	WsdmTree Japan Hedg TMT	WTJTMTH	3	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Real Estate					
VNQ	Vanguard REIT	RMZ	$23,850	$243.1	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	4,787	19.0	✓
IYR	iShares US Real Estate	DJUSRET	4,512	675.3	✓
ICF	iShares Cohen&Steers REIT	RMP	2,966	23.2	✓
RWR	SPDR DJ REIT	DWRTF	2,588	18.8	✓
VNQI	Vanguard GlbxUS Real Est	SPBMGUU	1,512	6.7	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	1,364	6.9	✓
REM	iShares Mortgage RE Cap	TFNMRC	1,304	14.9	✓
SCHH	Schwab US REIT	DWRTFT	1,005	5.5	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	825	4.7	✓
REZ	iShares Residential RE Cap	TFN17C	254	2.0	✓
FRI	First Trust S&P REIT	SPREIT	196	2.6	
WPS	iShares Intl Property	SPBMWUUT	183	0.7	
DRW	WisdomTree GlbxUS RealEst	WTIRGRET	135	0.7	
MORT	Market Vectors Mortg REIT	MVMORTTR	119	0.9	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	114	0.5	
GRI	C&S Global Realty Majors	GRM	103	0.3	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	90	0.5	
FTY	iShares Real Estate 50	FNRSTR	79	0.3	
ROOF	IQ US Real Estate SC	IQSMREST	61	0.4	
IFEU	iShares Eur Dev Real Est	NUPRA	52	0.5	
IFNA	iShares NA Dev Real Estate	TRGNAU	29	0.2	
IFAS	iShares Asia Dev Real Est	TRGASU	23	0.2	
FNIO	iShares Indu/Office RE Cap	TFN13C	20	0.1	
TAO	Guggenheim China RE	ACNRET	20	0.4	✓
DXJR	WsdmTree Japan Hedg RealEst	WTJRH	20	0.4	
WREI	Wilshire US REIT	WILREIT	19	0.1	
RTL	iShares Retail RE Cap	TFN20C	12	0.1	
Technology					
XLK	Technology Sector SPDR	IXT	$12,807	$272.0	✓
VGT	Vanguard Technoloy	M2US5ITI	5,478	33.5	✓
IYW	iShares US Technology	DJUSTCT	3,818	40.0	✓
FDN	First Trust DJ Internet	DJINET	1,802	33.0	✓
IGV	iShares NA Tech-Software	SPGSTISO	1,105	16.0	✓
FXL	First Trust Technology	STRQTC	790	12.2	✓
IXN	iShares Global Tech	SGINW	712	4.4	
IGM	iShares NA Technology	SPGSTI	706	2.8	
RYT	Guggenheim S&P 500 EW Tech	S45	566	6.3	
SOXX	iShares PHLX Semicond	SOX	463	12.4	✓
QQEW	First Trust NDX Equal Wgt	NDXE	425	6.3	✓
SMH	Market Vectors Semicons	MVSMHTR	419	68.9	✓
SKYY	First Trust ISE Cloud Comp	CPQ	321	2.8	✓
PNQI	PwrShrs NASDAQ Internet	NETX	318	5.2	✓
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	312	2.2	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	247	1.3	
QTEC	First Trust NDX Technology	NDXT	232	1.9	✓
MTK	SPDR MS Technology	MSH	224	0.6	
FTEC	Fidelity MSCI Info Tech	M2US0ITI	168	2.5	
XSD	SPDR S&P Semiconductor	SPSISCTR	161	5.7	✓
SOCL	Global X Social Media	SOCL	138	4.3	✓
KWEB	KraneShrs CSI CH Internet	H11137	75	2.8	
CQQQ	Guggenheim China Tech	ACNITTR	74	1.4	✓
PTF	PwrShrs DWA Tech Momentum	DWTYTR	61	0.6	
PSJ	PowerShares Dyn Software	DZCTR	53	0.4	
XSW	SPDR S&P Software & Srvs	SPSISS	30	0.4	
PXQ	PowerShares Dyn Networking	DZNTR	29	0.2	
PSI	PwrShrs Dyn Semiconductors	DZETR	24	0.2	
QQQC	Global X NASDAQ China Tech	NCL9000X	22	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
IPK	SPDR S&P Intl Technogy	SPBMUTUP	$13	$0.1	
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	7	0.1	
Telecommunications					
VOX	Vanguard Telecomm	M2US5TCI	$711	$5.2	✓
IYZ	iShares US Telecomm	DJSTELT	588	8.8	✓
IXP	iShares Glb Telecomm	SGTNW	427	3.2	✓
FCOM	Fidelity MSCI Telecom Svcs	M2US2TCI	66	0.8	
IST	SPDR S&P Intl Telecomm	SPBMUSUP	38	0.4	
XTL	SPDR S&P Telecom	SPSITE	25	0.3	
Utilities					
XLU	Utilities Sector SPDR	IXU	$6,520	$490.4	✓
VPU	Vanguard Utilities	M2US5UTI	1,776	13.0	✓
IDU	iShares US Utilities	DJUSUTT	1,597	17.2	✓
FXU	First Trust Utilities	STRQUT	598	5.5	✓
JXI	iShares Glb Utilities	SGYNW	232	2.5	✓
GII	SPDR S&P Glb Infrastruct	SPGTINNT	141	0.5	
RYU	Guggenheim S&P 500 EW Util	SPXEWCTR	120	2.2	
FUTY	Fidelity MSCI Utilities	M2US0UTI	114	1.5	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	74	0.3	
PUI	PwrShrs DWA Utilities Mom	DWUTTR	43	0.2	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	24	0.1	
UTLT	db X-Trckrs Regulated Util	DBIQUTLT	8	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	CWATUSL	$986	$2.8	✓
TAN	Guggenheim Solar	SUNIDX	450	24.3	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	369	1.6	
PIO	PowerShares Global Water	CWATERL	293	1.0	
FIW	First Trust ISE Water	HHO	206	1.1	✓
PBW	PwrShrs WH Clean Energy	ECO	188	3.0	✓
QCLN	First Trust NQ Green Energy	CELS	127	2.9	
FAN	First Trust Glb Wind Ener	GWE	121	1.1	
GEX	Mkt Vec Glb Alt Energy	AGIXLT	109	0.8	✓
PBD	PwrShrs Glb Clean Energy	NEXUST	107	0.8	
PZD	PowerShares Cleantech	CTIUS	85	0.3	
ICLN	iShares Glb Clean En	SPGTCLNT	65	0.3	
PUW	PwrShrs WH Progr Energy	WHPRO	45	0.2	
KWT	Market Vectors Solar Ener	MVKWTTR	29	0.7	
EVX	Mkt Vec Environment Svcs	AXENV	20	0.1	
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$55,782	$1,130.4	✓
VEA	Vanguard FTSE Dev Mkt	TGPVAN33	23,435	140.8	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	12,958	50.9	✓
ACWI	iShares MSCI ACWI	NDUEACWF	5,903	66.2	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	4,141	30.2	✓
VT	Vanguard Total World	TGPVA16U	3,499	19.2	✓
VXUS	Vanguard Total Intl Stock	TGPVAN17	3,042	14.3	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	2,792	12.1	✓
SCHF	Schwab International Equity	FTAD02	2,501	10.7	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	2,426	18.2	✓
VSS	Vanguard FTSE AWxUS SC	TGPVA09U	2,118	8.0	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,737	16.9	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,729	5.9	✓
IOO	iShares Global 100	SP100NW	1,698	3.4	✓
GWL	SPDR S&P World ex-US	SCRTWU	922	5.4	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs) | Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Global (continued)					
CWX	SPDR S&P Intl SC	STBMWUU2	$868	$3.0	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	775	4.4	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	601	2.2	
DBEF	db X-trckrs MSCI EAFE Hdg	M0EFHUSD	577	3.8	✓
TOK	iShares MSCI Kokusai	NDDUKOK	492	0.7	
SCHC	Schwab Intl Small-Cap	GPSCW002	402	1.7	✓
URTH	iShares MSCI World	NDDUWI	160	1.1	
DGT	SPDR Global Dow	GDOWD	115	0.4	✓
MDD	SPDR S&P Intl MC	SPBMUMUP	72	0.6	
ADRD	BLDRS DM 100 ADR	BKTDM	58	0.2	
IFSM	iShares Dev SC ex NA	FSZUDXNA	56	0.4	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	13	0.4	
DBAW	db X-trckr MSCI AWexUS Hdg	M1WDUHED	5	0.2	
HEFA	iShrs Curr Hdg MSCI EAFE	M0EFHUSD	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$14,814	$397.8	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,277	33.2	✓
VPL	Vanguard FTSE Pacific	TGPVAN32	2,772	24.6	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,479	33.9	✓
EWA	iShares MSCI Australia	NDDUAS	1,972	41.1	✓
EWH	iShares MSCI Hong Kong	NDDUHK	1,954	55.9	✓
EWS	iShares MSCI Singapore	NDDUSG	996	17.7	✓
DBJP	db X-trckrs MSCI Japan Hdg	M0JPHUSD	447	5.1	✓
AIA	iShares Asia 50	SPAS50NT	277	0.9	
ENZL	iShares MSCI NZ Cap	M1NZSIM	172	1.6	✓
SCJ	iShares MSCI Japan SC	NCUAJN	160	1.3	✓
JPP	SPDR Russ/Nom Prime JP	RNPRI	111	1.3	
ITF	iShares Japan LC	SPTOPXNW	93	0.3	
NKY	MAXIS Nikkei 225 Index	NKY	89	5.6	✓
JSC	SPDR Russ/Nom Japan SC	RNIRIS	76	0.3	
ADRA	BLDRS Asia 50 ADR	BKTAS	29	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	17	0.1	
IPAC	iShares Core MSCI Pacific	M1PCIME	10	0.6	
KROO	IQ Australia SC	IQSMAUST	9	0.0	
HEWJ	iShrs Curr Hdg MSCI Japan	M0JPHUSD	9	0.2	
DBAP	db X-Trckr MSCI AsiaPacxJP	M0APJHUS	7	0.0	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	6	0.3	
EWHS	iShares MSCI HK SC	NCUAHK	6	0.1	
EWAS	iShares MSCI Australia SC	NCUAAS	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Europe					
VGK	Vanguard FTSE Europe	TGPVAN31	$17,163	$233.7	✓
EZU	iShares MSCI EMU	NDDUEMU	11,075	173.1	✓
FEZ	SPDR EURO STOXX 50	SX5U	5,652	73.5	✓
EWG	iShares MSCI Germany	NDDUGR	5,265	102.3	✓
EWU	iShares MSCI UK	NDDUUK	4,347	58.3	✓
IEV	iShares S&P Europe	SP350NW	3,665	47.6	✓
EWP	iShares MSCI Spain Cap	M1ES2550	2,499	43.7	✓
EWI	iShares MSCI Italy Cap	M1IT2550	1,785	49.1	✓
EWL	iShares MSCI Switz Cap	M1CH2550	1,126	11.9	✓
EWD	iShares MSCI Sweden	NDDUSW	489	6.6	✓
EWQ	iShares MSCI France	NDDUFR	382	12.5	✓
FEU	SPDR STOXX 50	SX5P	276	3.2	
GREK	Global X FTSE Greece 20	ASECU	250	8.5	✓
EWN	iShares MSCI Netherlands	MIMUNETN	219	4.7	✓
DBEU	db X-Trckr MSCI Eur Hdg Eq	M0EUHUSD	186	2.0	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIISN	171	2.3	
NORW	Global X Norway 30	TNOR30U	156	1.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
EIS	iShares MSCI Israel Capped	MISCNU	$131	$3.0	
EWK	iShares MSCI Belgium Cap	M1BESIM	85	1.3	✓
EWO	iShares MSCI Austria Cap	M1ATSIM	68	3.4	
GXF	Global X FTSE Nordic Reg	TN30XN	66	0.4	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	60	0.7	
IEUR	iShares Core MSCI Europe	MIMUEURN	54	0.7	
HEWG	iShrs Curr Hdg MSCI German	M0DEHUSD	50	0.5	
ISRA	Market Vectors Israel	BLSTR	47	0.3	✓
EWGS	iShares MSCI Germany SC	NCUDGR	46	0.4	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	46	0.4	
DBGR	db X-trckr MSCI Germany Hdg	M0DEHUSD	44	0.4	
EWUS	iShares MSCI UK SC	NCUDUK	41	0.5	
PGAL	Global X FTSE Portugal 20	FPGALN	24	0.4	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	20	0.2	
ADRU	BLDRS Europe 100 ADR	BKTEUR	19	0.2	
SMEZ	SPDR EURO STOXX Small Cap	SCXU	9	0.9	
DBUK	db X-Trckrs MSCI UK Hdg Eq	M0UKHUSD	5	0.0	
GERJ	Market Vectors Germany SC	MVGERJTR	5	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
North America					
EWC	iShares MSCI Canada	NDDUCA	$3,548	$30.9	✓
CNDA	IQ Canada SC	IQSMCANT	21	0.1	
EWCS	iShares MSCI Canada SC	NCUDCA	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – Regional					
FXI	iShares FTSE China LC	TXINOUU	$4,887	$778.3	✓
EWZ	iShares MSCI Brazil Cap	M1BR2550	4,696	749.0	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	4,427	152.2	✓
EWT	iShares MSCI Taiwan	NDEUSTW	3,243	90.5	✓
EWW	iShares MSCI Mex Cap IMI	M1MXSIM	2,872	172.6	✓
RSX	Market Vectors Russia	MVRSXTR	1,688	165.8	✓
INDA	iShares MSCI India	NDEUSIA	1,335	11.1	✓
ILF	iShares S&P Latin Amer 40	SPLACNW	1,154	20.5	✓
MCHI	iShares MSCI China	NDEUCHF	939	20.1	✓
GXC	SPDR S&P China	SCRTCN	835	9.1	✓
EWM	iShares MSCI Malaysia	NDDUMAF	809	23.9	✓
FM	iShares MSCI Frontier 100	M1FM100	669	12.5	
INDY	iShares S&P India 50	BXTRNIFT	598	5.6	
EZA	iShares MSCI South Africa	NDEUSSA	583	29.7	✓
VNM	Market Vectors Vietnam	MVVNMTR	575	8.9	
TUR	iShares MSCI Turkey	MIMUTURN	553	23.0	✓
THD	iShares MSCI Thai Cap IMI	M1THSIM	543	17.5	✓
PIN	PowerShares India	II	531	17.2	✓
EIDO	iShares MSCI Indonesia	MIMUINON	520	16.2	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	488	3.0	
SCIF	Market Vectors India SC	MVSCIFTR	404	7.9	✓
BKF	iShares MSCI BRIC	NDUEBRIC	370	3.4	✓
EPOL	iShares MSCI Pol Cap	M1PLSIM	362	7.8	
ERUS	iShares MSCI Russia Capped	MSEURUSN	349	10.8	
EPHE	iShares MSCI Philippines	MIMUPHIN	331	10.9	
ECH	iShares MSCI Chile Cap IMI	M1CLSIM	319	9.8	✓
EPU	iShares MSCI All Peru Cap	MXPECAPD	250	4.2	✓
PGJ	PwrShr Golden Dragon China	HXC	245	3.4	✓
BBRC	EGShares Beyond BRICs	IBBRCT	240	2.3	
IDX	Market Vectors Indonesia	MVIDXTR	228	5.4	
HAO	Guggenheim China SC	ACNSC	210	2.5	✓
ASHR	db X-trckr Harv CSI 300 CH	CSIN0301	206	3.8	✓
EEB	Guggenheim BRIC	BKBRICT	175	1.0	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	169	1.9	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.
* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
BRF	Market Vectors Brazil SC	MVBRFTR	$154	$2.6	✓
ESR	iShares MSCI EM East Eur	NDUEEMEE	144	0.6	
AFK	Market Vectors-Africa	MVAFKTR	127	1.1	
GXG	Global X FTSE Colombia 20	TCOL020U	118	2.0	✓
GUR	SPDR S&P Emerging Europe	STBMEECQ	88	1.2	✓
EGPT	Market Vectors Egypt Index	MVEGPTTR	70	1.3	
GAF	SPDR S&P EM Middle East	STBMMEU	66	0.4	
EEMA	iShares MSCI EM Asia	NDUEEGFA	63	1.0	
FNI	First Trust ISE Chindia	ICX	60	0.3	
RSXJ	Market Vectors Russia SC	MVRSXJTR	59	1.6	
GML	SPDR S&P EM Lat Am	SCRTLA	58	0.3	
UAE	iShares MSCI UAE Capped	M1ALCE	55	2.2	
YAO	Guggenheim China All-Cap	ACNACTR	54	0.4	✓
EWZS	iShares MSCI Brazil SC	MSLUBRZN	34	0.2	
ECNS	iShares MSCI China SC	MSLUCHNN	32	0.3	
QAT	iShares MSCI Qatar Capped	M1QLCE	32	1.4	
SCIN	EGShares India SC	ISCINT	32	0.4	
ASEA	Global X Asean 40	TAS40NU	31	0.3	
FCHI	iShares FTSE China	CHB0	29	0.1	
MES	Market Vectors Gulf States	MVMESTR	28	0.8	
PLND	Market Vectors Poland	MVPLNDTR	27	0.3	
RBL	SPDR S&P Russia	SPCQXRUP	26	0.9	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	25	0.0	
PEK	Mkt Vectors ChinaAMC A-Sh	CSIR0300	24	0.3	
NGE	Global X Nigeria Index	NGE	20	0.3	
BICK	First Trust BICK	BIQ	19	0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	14	0.1	
ARGT	Global X FTSE Argentina 20	TARG20U	12	0.2	✓
EEME	iShares MSCI EM EMEA	NDDUEMEA	11	0.2	
SMIN	iShares MSCI India SC	MSLUINDN	10	0.2	
AND	Global X FTSE Andean 40	TANDE40U	10	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	9	0.0	
BRAZ	Global X Brazil MC	SOLBRAZ	9	0.1	
ASDR	VictyShrs Emerg Asia DR	BKDEATR	9	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	7	0.3	
HKOR	Horizons Korea KOSPI 200	KOSPI2	6	0.1	✓
ASHS	dbXTrckr Harv CSI500 Ch-A SC	CSIH0310	5	0.3	
DBBR	db X-trckrs MSCI Braz Hdg	M0BRHUSD	5	0.1	
DBMX	db X-trckr MSCI Mexico Hdg	M1MXDSIM	5	0.0	
DBKO	db X-trckr MSCI SKorea Hdg	M1KRD255	5	0.2	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	5	0.1	
COLX	Market Vectors Colombia	MVCOLXTR	4	0.0	
CN	dbXtrckrs Harv MSCI All CH	M1ACNRT	4	0.2	
EMBB	SPDR MSCI EM Beyond BRIC	MXEMBRIC	3	0.0	
KBA	KmShrs Bosera MSCI ChinaA	MXCN1A	3	0.1	
RUDR	VictyShrs Russia Sel DR	BKRUST	2	0.0	
AZIA	Glb X Centr Asia & Mongol	AZIA	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – General					
VWO	Vanguard FTSE EM	TGPVAN30	$47,560	$630.2	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	40,745	2,566.1	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	4,900	48.5	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	1,167	8.3	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	650	5.4	✓
GMM	SPDR S&P Emg Mkts	STBMEMU	233	1.5	
ADRE	BLDRS EM 50 ADR	BKTEM	217	0.7	
EMFM	Global X Next EM & FM	EMFM	164	1.4	
FRN	Guggenheim Frontier Mkts	BKNFRR	94	0.6	
EEMS	iShares MSCI EM SC	MSLUEMRN	40	0.5	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – General (continued)					
DBEM	db X-trackers MSCI EM Hdg	M0EMHUSD	$30	$0.2	
EVAL	iShares MSCI EM Value	NUVEEMVN	23	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	14	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	6	0.1	
EMFT	SPDR MSCI EM 50	MXEF50	5	0.0	
EMCR	EGShares EM Core	SPEMCRT	4	0.0	
EMDR	VelocityShares EM DR	BKDEMT	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,841	$561.1	✓
MVV	ProShares Ultra SP 400	MID	1,322	38.8	✓
UWM	ProShares Ultra R2000	RTY	1,297	71.2	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,129	343.2	✓
NUGT	Direxion Gld Mnrs Bull 2x	GDM	825	180.6	✓
UYG	ProShares Ultra Financials	DJUSFN	804	9.6	✓
TNA	Direxion Daily SC Bull 3x	RTY	768	643.5	✓
QLD	ProShares Ultra QQQ	NDX	756	284.7	✓
UPRO	ProShares UltraPro SP500	SPX	631	171.2	✓
TQQQ	ProShares UltraPro QQQ	NDX	571	184.4	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	356	105.1	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	352	29.8	✓
EDC	Direxion Daily EM Bull 3x	MXEF	315	79.2	✓
URE	ProShares Ultra RealEstate	DJUSRE	308	7.1	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	293	252.2	✓
DDM	ProShares Ultra Dow30	INDU	290	34.0	✓
URTY	ProShares UltraPro R2000	RTY	208	15.5	✓
ERX	Direxion Daily Ener Bull 3x	IXE	198	26.0	✓
JNUG	Direxion Jr Gold Bull 3X	MVGDXJTR	197	29.2	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	183	4.7	✓
ROM	ProShares Ultra Technology	DJUSTC	159	1.7	✓
TECL	Direxion Daily Tech Bull 3x	IXT	138	5.9	✓
SOXL	Direxion Semicond Bull 3x	SOX	117	8.7	✓
UDOW	ProShares UltraPro Dow30	INDU	115	27.1	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	114	2.0	✓
RXL	ProShares Ultra HealthCare	DJUSHC	111	1.6	
CURE	Direxion HlthCr Bull 3x	IXV	110	5.3	✓
YINN	Direxion FTSE CH Bull 3X	BKTCN	103	4.7	✓
DRN	Direxion Daily RE Bull 3x	RMZ	97	5.6	✓
RUSL	Direxion Russia Bull 3x	MVRSX	77	6.8	✓
INDL	Direxion India Bull 3x	II	65	2.6	✓
MIDU	Direxion Daily MC Bull 3x	MID	65	5.5	✓
DZK	Direxion Daily DM Bull 3x	MXEA	56	0.7	✓
EET	ProShares Ultra MSCI EM	MXEF	50	1.1	✓
UMDD	ProShares UltraPro Mid400	MID	49	1.5	✓
EFO	ProShares Ultra MSCI EAFE	MXEA	49	0.5	
XPP	ProShares Ultra FTSE China	XINOU	38	1.7	✓
USD	ProShares Ultra Semicond	DJUSSC	35	0.4	✓
UPW	ProShares Ultra Utilities	DJUSUT	33	0.7	
UXI	ProShares Ultra Industrial	DJUSIN	33	0.6	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	31	0.7	✓
UPV	ProShr Ultra FTSE Europe	FTAD06	27	0.5	
GASL	Direxion Nat Gas Bull 2x	FUM	25	2.3	✓
SAA	ProShares Ultra S&P600	SML	24	0.2	✓
UCC	ProShares Ultra Cons Svcs	DJUSCY	24	0.3	
SPUU	Direxion S&P 500 Bull 2X	SPX	23	0.6	
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	22	0.5	✓
FINU	ProShares UltraPro 3xFins	DJUSFN	21	0.5	
UGE	ProShares Ultra Cons Goods	DJUSNC	20	0.3	
UKF	ProShares Ultra R1000 Gro	RLG	19	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.
* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
UKW	ProShares Ultra RussMCGro	RDG	$16	$0.1	
UKK	ProShares Ultra R2000 Gro	RUO	14	0.1	
RETL	Direxion Retail Bull 3x	RU1SSRTL	13	0.4	
BRZU	Direxion Brazil Bull 3X	M1BR2550	13	1.1	✓
UVT	ProShares Ultra R2000 Val	RUJ	9	0.0	
KRU	ProShares Ult KBW Reg Bank	KRX	9	0.5	
EURL	Direxion FTSE Europe 3X Bull	TGPVAN31	9	0.3	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	8	0.1	
JPNL	Direxion Japan 3X Bull	NDDUJN	8	0.5	✓
LTL	ProShares Ultra Telecomm	DJSTEL	7	0.0	
UVU	ProShares Ultra RussMCVal	RMV	7	0.0	
UMX	ProShr Ultra MSCI Mex Cap	MXMX5IM	7	0.1	
MATL	Direxion Basic Mat Bull 3x	IXB	7	0.2	
UVG	ProShares Ultra R1000 Val	RLV	5	0.0	
UWC	ProShares Ultra R3000	RAY	5	0.0	
KORU	Direxion SK Bull 3X	M1KR2550	3	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	2	0.0	
Inverse – Equities					
SDS	ProShares UltraShort SP500	SPX	$1,582	$289.0	✓
SH	ProShares Short S&P500	SPX	1,548	86.2	✓
TZA	Direxion Daily SC Bear 3x	RTY	915	316.2	✓
RWM	ProShares Short R2000	RTY	709	26.9	✓
SPXU	ProShares UltPro Shrt SP500	SPX	601	200.2	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	378	107.7	✓
QID	ProShares UltraShort QQQ	NDX	372	257.4	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	325	214.7	✓
TWM	ProShares UltSh R2000	RTY	309	92.6	✓
DOG	ProShares Short Dow30	INDU	288	8.9	✓
DUST	Direxion Gld Mnrs Bear 2x	GDM	241	92.6	✓
DXD	ProShares UltraShort Dow30	INDU	229	24.5	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	227	71.1	✓
PSQ	ProShares Short QQQ	NDX	199	16.0	✓
EUM	ProShares Short MSCI EM	MXEF	183	11.9	✓
SVXY	ProShares Short VIX ShTrm	SPVXSPID	174	66.3	✓
SDOW	ProShares UltraPro Shrt D30	INDU	127	25.8	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	123	48.9	✓
EFZ	ProShares Short MSCI EAFE	MXEA	111	4.0	✓
MYY	ProShares Short SP 400	MID	103	2.3	
SRTY	ProShares UltraPro Shrt R2	RTY	99	32.4	✓
FXP	ProShares UltSh FTSE China	XIN0I	89	6.4	✓
SKF	ProShares UltSh Financials	DJUSFN	74	3.7	✓
JDST	Direxion Jr Gold Bear 3X	MVGDXJTR	67	14.8	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	60	7.5	✓
ERY	Direxion Daily Ener Bear 3x	IXE	50	8.9	✓
SRS	ProShares UltSh Real Est	DJUSRE	42	1.6	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	42	4.1	✓
EEV	ProShares UltSh MSCI EM	MXEF	38	3.9	✓
YXI	ProShares Shrt FTSE China	XINOU	34	0.4	
REK	ProShares Shrt Real Estate	DJUSRE	32	0.2	
EPV	ProShares FTSE Euro	FTAD06	27	0.9	✓
SOXS	Direxion Semicond Bear 3x	SOX	21	3.0	✓
RUSS	Direxion Russia Bear 3x	MVRSX	21	3.7	✓
SEF	ProShares Short Financials	DJUSFN	20	0.2	✓
TECS	Direxion Daily Tech Bear 3x	IXT	18	1.4	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	17	1.7	✓
YANG	Direxion FTSE CH Bear 3X	BKTCN	14	1.7	✓
EWV	ProShares UltSh MSCI Japan	MXJP	14	0.5	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	12	0.9	✓
DRV	Direxion Daily RE Bear 3x	RMZ	11	2.4	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
MZZ	ProShares UltraSh SP 400	MID	$10	$0.5	✓
SMDD	ProShares UltraPro Shrt SP4	MID	9	0.7	✓
SBB	ProShares Short S&P600	SML	9	0.2	
GASX	Direxion Nat Gas Bear 2x	FUM	9	1.0	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	9	0.1	
MIDZ	Direxion Daily MC Bear 3x	MID	8	0.7	✓
SDD	ProShares UltraShort SP600	SML	8	0.1	
SKK	ProShares UltSh R2000 Gro	RUO	5	0.1	
DPK	Direxion Daily DM Bear 3x	MXEA	5	0.2	✓
BRZS	Direxion Brazil Bear 3X	MXBR2550	5	0.3	✓
REW	ProShares UltSh Technology	DJUSTC	4	0.1	✓
SSG	ProShares UltSh Semicond	DJUSSC	4	0.2	✓
FINZ	ProShares UltraPro Sh Fins	DJUSFN	4	0.0	
EFU	ProShares UltSh MSCI EAFE	MXEA	4	0.2	✓
SZK	ProShares UltSh Cons Good	DJUSNC	3	0.3	
EURZ	Direxion FTSE Europe 3X Bear	TGPVAN31	3	0.1	
SIJ	ProShares UltSh Industrial	DJUSIN	3	0.2	✓
SFK	ProShares UltSh R1000 Gro	RLG	3	0.0	
SDP	ProShares UltSh Utilities	DJUSUT	3	0.2	
JPNS	Direxion Japan 3X Bear	NDDUJN	2	0.1	✓
JPX	ProShares UltSh MSCI PxJP	MXPCJ	2	0.0	
RXD	ProShares UltSh HealthCare	DJUSHC	2	0.1	
SJH	ProShares UltSh R2000 Val	RUJ	2	0.0	
DDG	ProShares Short Oil & Gas	DJUSEN	2	0.0	
KRS	ProShares Short KBW Reg Bk	KRX	1	0.1	
SBM	ProShares Shrt Basic Mat	DJUSBM	1	0.0	
KORZ	Direxion SK Bear 3X	MXKR2550	1	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	1	0.1	
SMK	ProShares UltSh MSCI Mex	MXMX5IM	1	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	1	0.0	
SDK	ProShares UltSh RussMCGr	RDG	1	0.0	
SJF	ProShares UltSh R1000 Val	RLV	1	0.0	
TWQ	ProShares UltraShort R3000	RAY	1	0.0	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$20,411	$73.4	✓
DVY	iShares Select Dividend	DJDVY	14,115	49.7	✓
SDY	SPDR S&P Dividend	SPHYDATR	12,786	48.6	✓
VYM	Vanguard High Div Yield	TGPVAN	8,630	34.1	✓
HDV	iShares Core High Dividend	MDYFT	4,126	25.9	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	1,969	11.8	✓
DLN	WisdomTree LC Div	WTLDITR	1,851	6.3	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,205	3.1	✓
DON	WisdomTree MC Div	WTMDITR	1,143	4.1	
DES	WisdomTree SC Div	WTSDITR	1,086	4.6	✓
DHS	WisdomTree Equity Income	WTHYE	893	2.8	
FVD	First Trust Value Line Div	VLFVD	893	2.3	
FDL	First Trust Mrngstr Div	MDL	780	3.2	
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	748	3.8	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	584	3.8	✓
QDF	FlexShares Quality Div	NTUQD	509	1.8	
DTD	WisdomTree Total Dividend	WTDITR	462	1.8	
PEY	PowerShares HY Equity Div	DAYTR	440	1.7	
PFM	PowerShares Div Achievers	DAATR	363	0.9	
KBWD	PwrShrs KBW High Div Fin	KDXTR	258	1.3	
NOBL	ProShrs SP500 Aristocrats	SPDAUDT	221	2.9	✓
SPHD	PowerShares SP5 High Div	SP5LVHDT	166	1.2	
DGRW	WisdomTree US Div Growth	WTDGITR	121	0.7	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.
* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
Domestic (continued)					
QDYN	FlxShrs Quality Div Dynam	NTUQDDY	$64	$0.4	
QDEF	FlxShrs Quality Div Defens	NTUQDDF	61	0.2	
DGRO	iShares Core Div Growth	MSDIVGT	52	0.4	
DGRS	WisdomTree US SC Div Gro	WTSDG	26	0.2	
RDIV	RevenueShares Ultra Div	REVWDIVT	22	0.2	
RDVY	FT NASDAQ Rising Div Achvr	NQDVRIS	6	0.1	
International					
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	$10,633	$247.9	✓
IDV	iShares Intl Select Div	DJEPCSDT	4,464	23.4	✓
DEM	WisdomTree EM Equity	WTEMHYTR	3,971	29.9	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,925	7.7	✓
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	1,901	18.9	✓
DFE	WisdomTree Europe SC Div	WTIDESTR	1,729	24.1	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	1,540	8.1	✓
PID	PowerShares Internat Div	DATTR	1,298	4.3	✓
SDIV	Global X SuperDividend	SOLSDIV	1,106	6.2	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	995	4.0	
DWM	WisdomTree DEFA	WTIDFATR	600	1.6	
FGD	First Trust DJ Glb Sel Div	DJGSD	591	2.3	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	519	3.2	✓
DOO	WisdomTree Intl Div	WTIDXFTR	414	1.8	
DOL	WisdomTree Intl LC Div	WTIDLCTR	351	1.4	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	328	1.0	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	308	1.6	✓
DVYE	iShares EM Dividend	DJEMDIVR	224	2.4	
IQDF	FlxShrs Intl Qual Div	NTIQD	213	1.4	
FDD	First Trust STOXX EUSelDiv	SD3L	165	1.2	
DIM	WisdomTree Intl MC Div	WTIDMCTR	154	0.6	
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	151	1.0	
DIV	Global SuperDividend US	IDIVT	126	1.0	
DEW	WisdomTree Global Equity	WTGDHYTR	123	0.4	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	105	0.6	
DXJS	WisdomTree Japan Hedged SC	WTJSEH	85	1.2	✓
DNL	WisdomTree GlobalxUS Divi	WTGDXGTR	65	0.4	
AUSE	WisdomTree Australia Div	WTIDAUST	56	0.2	
GULF	WisdomTree Middle East Div	WTEMMETR	56	1.5	
DVYA	iShares Asia/Pac Div	DJAPSDT	50	0.2	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	48	0.3	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDF	45	0.3	
DGRE	WisdomTree EM Div Gro	WTEMDGTR	27	0.2	
WDIV	SPDR S&P Global Dividend	SPGDAUP	24	0.2	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDY	23	0.1	
DXPS	WisdomTree UK Hedged Equit	n/a	22	0.2	
CHXF	WisdomTree CH Div Ex-Fins	WTCXFTR	19	0.2	
EUDG	WisdomTree Europe Div Gro	WTEDGTR	14	0.3	
DXGE	WisdomTree Germany Hdgd Eq	WTIDGEHT	12	0.2	
DXKW	WisdomTree Korea Hdgd Eqy	WTKRHT	8	0.2	
IHDG	WisdomTree Intl Hedg DivGro	WTIDGH	6	0.3	
EDOG	ALPS EM Sector Div Dogs	EDOGXTR	5	0.1	
QDEM	Mkt Vctrs MSCI EM Qual Div	M1EFDY	5	0.0	
QDXU	MktVctrs MSCI Intl QualDiv	M1WDUDY	5	0.1	
EMHD	EGShrs EM Div High Income	TFTHDENU	2	0.0	
EMDG	EGShares EM Div Growth	TFTEMDNU	1	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$17,372	$161.5	✓
HYG	iShares iBoxx$ HY Corp	IBOXHY	13,710	340.3	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	11,782	78.8	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	9,761	156.9	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	8,172	47.7	
CIU	iShares Interm Credit	LUICTRUU	5,874	33.3	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	5,134	41.4	✓
SJNK	SPDR Barc ShTrm High Yld	BHYSTRUU	4,343	36.4	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	3,721	21.9	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	3,472	19.2	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	974	5.7	
VCLT	Vanguard LT Corporate	LD07TRUU	833	9.6	✓
CRED	iShares Core US Credit Bd	LUCRTRUU	776	3.8	✓
PHB	PowerShares Fund HY Corp	RAFIHY	666	6.0	✓
BSJG	Guggenheim BulltShr '16 HY	BSJKG	648	3.9	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	644	3.5	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	624	3.0	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	586	2.6	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	506	4.6	
CLY	iShares 10+Yr Credit	CY09	496	5.6	✓
ITR	SPDR Barc Interm Credit	LD06TRUU	460	3.0	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	425	1.2	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	405	3.0	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	366	2.5	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	366	2.8	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	257	1.7	
IHY	Market Vectors Intl HY Bd	HXUS	213	1.5	✓
CORP	PIMCO Invest Grade Corp Bd	C0A0	199	1.4	
IBCC	iShrs iBnd '18 Corp ex-Fin	BM18TRUU	163	0.2	
LWC	SPDR Barc LT Credit	LD07TRUU	162	1.3	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	161	1.1	
HYHG	ProShares HY-Int Rate Hdgd	CFIIHYHG	156	1.4	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	124	0.9	
IGHG	ProShrs Inv Grd IntRt Hdgd	CFIIIGHG	98	1.0	
SHYG	iShares 0-5 Yr HY Corp Bd	IBXXSHY1	76	0.7	
BSJJ	Ggghm BltShrs '19 HY CB	BSJKJ	61	0.6	
IBDB	iShrs iBnds Mar '18 Corp	BI18TRUU	57	0.4	
BSCL	Guggenheim BltShr 2021 CB	BSCBL	53	0.5	
IBCD	iShrs iBnd '20 Corp ex-Fin	BM20TRUU	49	0.2	
IBCE	iShrs iBnd '12 Corp ex-Fin	BM23TRUU	48	0.1	
BSCM	Guggenheim BltShr 2022 CB	BSCBM	44	0.3	
IJNK	SPDR Barclays Intl HY Bond	BGHXTRUU	43	0.5	
IBCB	iShrs iBnd '16 Corp ex-Fin	BM16TRUU	35	0.1	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	32	0.1	
BSJK	Ggghm BltShrs '20 HY CB	BSJKK	32	0.3	
IBDA	iShrs iBnds Mar '16 Corp	BI16TRUU	30	0.3	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	29	0.3	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	27	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	22	0.2	
IBDC	iShrs iBnds Mar '20 Corp	BI20TRUU	21	0.2	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	21	0.1	
HYGH	iShrs Int Rate Hedg HY Bd	n/a	20	0.9	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	17	0.1	
IBDD	iShrs iBnds Mar '23 Corp	BI23TRUU	16	0.1	
SLQD	iShares 0-5 Yr Inv Gr CB	IBXXSIG1	15	0.4	
SUBD	dbXtrckrs Solactive InvGdSub	SOLSUBBO	13	0.0	
MONY	iShares Financials Bnd	LUFITRUU	11	0.1	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	10	0.2	
AMPS	iShares Utilities Bnd	LUAUTRUU	10	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Credit (continued)					
IBDF	iShrs iBonds Dec '16 Corp	BDM3TRUU	$10	$0.0	
ENGN	iShares Industrials Bnd	LUAITRUU	10	0.2	
IBDH	iShrs iBonds Dec '18 Corp	BDM1TRUU	10	0.0	
LQDH	iShrs Int Rate Hedg CorpBd	n/a	10	0.0	
HYZD	WT BofA ML HY Bd Zero Dura	HZCD	5	0.1	
HYND	WT BofA ML HY Bd Neg Dura	H7CD	2	0.0	
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$13,133	$74.9	✓
SHY	iShares 1-3 Yr Treas	LT01TRUU	7,914	145.5	✓
IEF	iShares 7-10 Yr Treas	LT09TRUU	4,590	185.2	✓
TLT	iShares 20+ Yr Treas	LT11TRUU	3,653	837.3	✓
IEI	iShares 3-7 Yr Treas	LT13TRUU	3,045	106.2	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	2,166	3.6	
SHV	iShares Short Treas	LT12TRUU	2,051	59.0	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,347	5.2	
VTIP	Vanguard ST Inflat-Protect	LTP5TRUU	1,218	4.9	
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	989	23.6	✓
IPE	SPDR Barclays TIPS	BCIT1T	593	1.9	
SCHO	Schwab Short-Term US Treas	LT01TRUU	546	4.1	
STIP	iShares 0-5Yr TIPS Bond	LTP5TRUU	506	3.7	
SCHP	Schwab US TIPs	LBUTTRUU	457	2.3	✓
VGSH	Vanguard ST Govt	BFA3TRUU	432	4.7	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	315	0.9	
TLH	iShares 10-20Yr Treas	LT10TRUU	296	5.3	✓
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	272	2.0	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	228	6.5	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	209	2.8	
GOVT	iShares Core US Treas Bond	LUATTRUU	168	1.2	
ITE	SPDR Barc Interm Treasury	LT08TRUU	167	1.5	
VGIT	Vanguard Interm Govt	BGF3TRUU	150	0.9	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	140	0.9	
TIPZ	PIMCO Broad US TIPS	G0QI	106	0.7	
VGLT	Vanguard LT Govt	BGFLTRUU	88	1.3	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	79	1.7	
TENZ	PIMCO 7-15 Year US Treas	G8OC	74	1.2	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	71	1.8	✓
LTPZ	PIMCO 15+ Year US TIPS	G8QI	69	0.5	✓
FTSD	Franklin Sh Duration USGov	LD24TRUU	28	0.0	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	13	0.3	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	12	0.3	
TIPX	SPDR Barclays 1-10 Yr TIPS	n/a	10	0.0	
SIPE	SPDR Barc 0-5 Year TIPS	BCIT0T	6	0.0	
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$20,449	$146.8	✓
AGG	iShares Core US Agg Bond	LBUSTRUU	17,659	124.2	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	14,431	76.6	
BKLN	PwrShr Senior Loan Portfol	SPBDLL	7,190	62.6	✓
MBB	iShares MBS	LUMSTRUU	5,831	47.7	✓
BIV	Vanguard Interm Bond	BFA0TRUU	3,825	24.3	✓
FLOT	iShares Floating Rate Bond	BFU5TRUU	3,581	28.3	
CWB	SPDR Barc Convertible Bond	BCS5TRUU	2,851	27.9	✓
GVI	iShares IntermGov/Crd	LF97TRUU	1,365	7.5	✓
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	745	3.5	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	743	5.0	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	719	7.3	
BAB	PowerShares Build America	BABS	671	3.2	
BLV	Vanguard Long-Term Bond	BFALTRUU	651	7.3	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

9

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
Aggregate and Other (continued)					
VMBS	Vanguard MBS	LMBCTRUU	$425	$3.2	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	386	1.3	
AGZ	iShares Agency Bond	LUAASIUU	354	2.1	
NEAR	iShrs Short Maturity Bond	n/a	311	2.7	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	202	1.6	
FTSL	First Trust Senior Loan	n/a	196	2.4	
ISTB	iShares Core ST USD Bond	BUHITRUU	145	1.2	
MBG	SPDR Barc MBS	LUMSTRUU	125	0.4	
GBF	iShares Govt/Credit	LUGCTRUU	112	1.1	
CMBS	iShares CMBS Bnd	LUCMTRUU	88	0.7	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	88	0.8	
ILTB	iShares Core LT USD Bond	BUXMTRUU	45	0.5	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	42	0.4	
GNMA	iShares Core GNMA Bond	LGNMTRUU	35	0.4	
ICSH	iShares Liquidity Income	n/a	28	0.1	
IUSB	iShrs Core Total USD BdMkt	LC07TRUU	25	0.3	
BYLD	iShares Yield Optimized Bd	MSAABYOT	8	0.1	
COBO	ProShares USD Covered Bond	BNIXCOVD	7	0.0	
GMTB	Columbia Core Bond	LBUSTRUU	5	0.1	
TFLO	iShrs Treas Floating Rate	BTFLTRUU	5	0.1	
AGZD	WT Barc US Agg Bd Zero Dur	BAZDTRUU	5	0.1	
AGND	WT Barc US Agg Bd Neg Dur	BUAFTRUU	5	0.1	
USFR	WisdomTree BBG Float Rate	BUSYFL	2	0.1	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$5,193	$97.4	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	2,437	15.1	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	2,159	18.0	✓
BNDX	Vanguard Total Intl Bond	BGRCTRUH	1,450	9.5	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	962	4.3	
ELD	WisdomTree EM Local Debt	JGENVUUG	861	9.4	✓
EMLC	Market Vectors EM Local Curr	GBIEMCOR	852	8.7	✓
LEMB	iShares EM Local Curr Bond	BMBNTRUU	607	2.0	✓
IGOV	iShares Intl Treas	SPBDXIUTR	561	7.6	✓
HYEM	Market Vectors EM HY	EMHY	434	3.7	
IBND	SPDR Barc Intl Corp Bond	BC1BTRUU	320	2.3	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	272	1.3	
PICB	PwrShr Intl Corp Bond	SPBDICBT	245	2.1	
EMHY	iShares EM HY Bd	MSBIEHTR	207	1.2	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	199	1.9	
ISHG	iShares 1-3 Intl Treas Bd	SPBDXIU3T	182	0.8	
VWOB	Vanguard EM Govt Bond	BUECTRUU	177	1.9	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	171	3.2	
ITIP	iShares Intl Inflation-Link	WXDI	123	0.4	
GHYG	iShares Glb HY Bd	IBOAMZDB	104	0.9	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	102	0.7	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	100	1.7	✓
PGHY	PowerShares Glbl ST HY	DBLQSTHY	39	0.4	
AUNZ	WisdomTree AU & NZ Debt	n/a	34	0.1	
GTIP	iShares Glb Inflation-Link	WODI	26	0.2	
AUD	PIMCO Australia Bond	AUDL	23	0.2	
EMCD	SPDR BofA ML EM Bnd	EMSD	22	0.2	
CEMB	iShares EM Corp Bd	MSBIERTR	21	0.2	
EMAG	Mkt Vect EM Agg Bond	MVEMAG	20	0.1	
CAD	PIMCO Canada Bond	CADG	18	0.1	
EMSH	ProShares ShTrm USD EM Bd	DBEMPRO	12	0.1	
CRDT	WisdomTree Strategic CB	n/a	8	0.0	
PFEM	PwrShrs Fundam EM Loc Debt	CCRFEMEU	6	0.0	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
JGBB	WT Japan Int Rate Strategy	BXJIRS	$5	$0.0	
EU	WisdomTree Euro Debt	n/a	5	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.3	
LEMF	EGShares TCW EM LT Inv Grd	JPEILEMD	4	0.0	
IEMF	EGShrs TCW EM Interm Inv Grd	JPEIMEMD	4	0.0	
SEMF	EGShares TCW EM ST Inv Grd	JPEISEMD	4	0.0	
BUND	PIMCO Germany Bond	GEDL	3	0.0	
Municipal					
MUB	iShares Natl AMT-Free	SPMUNUST	$3,294	$21.6	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	2,242	12.0	
HYD	Market Vectors HY Muni	LMEHTR	1,039	12.4	✓
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,027	5.8	✓
SUB	iShares ST Natl AMT-Free	SPMUSYRT	876	3.9	
ITM	Market Vectors Interm Muni	LMT2TR	665	4.1	
PZA	PwrShrs Natl AMT-Free Muni	UPCM	645	4.3	✓
CMF	iShares CA AMT-Free	SPMUNCAT	276	1.3	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	259	3.6	✓
SMB	Market Vectors Short Muni	LMT1TR	242	1.4	
MUNI	PIMCO Intermediate Muni	LM17TR	210	1.3	✓
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	150	1.1	
IBMF	iShares 2017 AMT-Free Muni Ter	SPMUS17T	138	0.6	
NYF	iShares NY AMT-Free	SPMUNNYT	137	0.7	
IBME	iShares 2016 AMT-Free Muni Ter	SPMUS16T	123	0.6	
IBMD	iShares 2015 AMT-Free Muni Ter	SPMUS15T	106	0.6	
MLN	Market Vectors Long Muni	LMT3TR	79	0.5	
CXA	SPDR Nuveen Barc CaliMuni	LMM2TR	75	0.3	
MUAC	iShares 2014 AMT-Free	SPMUS14T	66	0.4	
IBMG	iShares 2018 AMT-Free Muni	SPMUS18T	61	0.4	
SHYD	Mkt Vectors Short HY Muni	BMHYTR	58	0.8	
PWZ	PwrShrs Cali AMT-Free Muni	UPCC	55	0.6	
PZT	PwrShrs NY AMT-Free Muni	UPNY	46	0.2	
PRB	Market Vectors Pre-Ref Muni	LMPETR	34	0.1	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	25	0.1	
FMB	First Trust Managed Muni	n/a	20	0.2	
IBMH	iShrs 2019 AMT-Free Muni	SPMUS19T	18	0.3	
RVNU	db X-Trckrs Muni Infr Rev	DBIQRVNU	16	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	6	0.2	
GMMB	Columbia Interm Muni Bond	n/a	5	0.0	
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$33,953	$873.4	✓
IAU	iShares Gold Trust	GOLDLNPM	6,972	30.7	✓
SLV	iShares Silver Trust	SLVRLN	6,794	131.9	✓
DBC	PowerShares DB Commodity	DBLCIX	5,929	45.9	✓
DBA	PowerShares DB Agriculture	DBAGIX	1,319	24.3	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,150	10.4	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,114	3.5	✓
USCI	US Commodity Index	SDCITR	841	5.6	
PPLT	ETFS Platinum Trust	PLTMLNPM	786	5.0	
UNG	United States Natural Gas	n/a	654	284.9	✓
USO	United States Oil	n/a	634	110.3	✓
PALL	ETFS Physical Palladium	PLDMLNPM	547	5.6	
SIVR	ETFS Physical Silver	SLVRLN	392	2.0	✓
DBE	PowerShares DB Energy	DBENIX	366	2.5	✓
GCC	GreenHaven Commodity	CCITR	362	1.9	✓
DBB	PowerShares DB Base Met	DBBMIX	306	4.1	✓
DBO	PowerShares DB Oil	DBOLIX	242	2.6	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	197	1.8	✓

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
GLTR	ETFS Physical Prec Metal	n/a	$184	$2.1	
DGL	PowerShares DB Gold	DGLDIX	168	3.2	✓
CORN	Teucrium Corn Fund	TCORN	79	6.0	✓
CRBQ	Global Commodity Equity	CRBQX	70	0.2	
AGOL	ETFS Asian Gold Trust	GOLDLNPM	58	0.1	
USL	United States 12 Month Oil	n/a	58	0.3	✓
OUNZ	Merk Gold Trust	n/a	54	1.8	
BNO	United States Brent Oil Fd	n/a	53	1.4	✓
UGA	United States Gasoline	n/a	43	0.9	✓
DBS	PowerShares DB Silver	DBSLIX	35	0.2	✓
WITE	ETFS White Metals Basket	n/a	27	0.1	
UNL	US 12 Month Natl Gas	n/a	17	0.3	✓
WEAT	Teucrium Wheat	TWEAT	17	0.7	✓
CMDT	iShrs Commodity Optimized	BCOMRST	13	0.1	
SOYB	Teucrium Soybean	TSOYB	5	0.2	✓
CPER	United States Copper	SCITR	3	0.0	
UHN	US Deisel-Heating Oil	n/a	3	0.1	
CANE	Teucrium Sugar	TCANE	3	0.1	
USAG	United States Agriculture	SDAITR	2	0.0	
USMI	United States Metals	SDMITR	2	0.3	
CRUD	Teucrium Crude Oil Fund	TCRUD	2	0.0	
TAGS	Teucrium Agricultural	TTAGS	2	0.0	
NAGS	Teucrium Natural Gas Fund	TNAGS	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$714	$14.7	✓
FXA	CurrencyShares AUD	n/a	296	7.8	✓
FXC	CurrencyShares CAD	n/a	270	6.5	✓
FXF	CurrencyShares CHF	n/a	246	2.2	✓
FXE	CurrencyShares Euro	n/a	201	43.1	✓
CYB	WisdomTree CNY Strategy	n/a	156	1.1	✓
CEW	WisdomTree EM Curr Strat	n/a	105	1.4	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	94	3.2	✓
FXY	CurrencyShares JPY	n/a	91	14.4	✓
FXB	CurrencyShares GBP	n/a	84	4.2	✓
UDN	PowerShares DB USD Bear	USDDNX	54	0.6	✓
USDU	WisdomTree Bbg USD Bullish	BBDXT	52	0.3	
FXS	CurrencyShares SEK	n/a	44	0.3	✓
BZF	WisdomTree BRL Strategy	n/a	31	4.2	✓
ICN	WisdomTree INR Strategy	n/a	28	0.2	✓
CCX	WisdTree Commodity Curr	n/a	12	0.2	
FXSG	CurrencyShares SGD	n/a	8	0.0	
FXCH	CurrencyShrs Ch Renminbi	n/a	8	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$505	$26.8	✓
UGL	ProShares Ultra Gold	GOLDLNPM	139	3.1	✓
UCO	ProShares Ult BBG Crude	BCOMCL	94	25.2	✓
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	42	6.2	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	37	95.9	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	32	1.2	✓
BOIL	ProShrs Ult BBG NatGas	BCOMNG	23	5.7	✓
UCD	ProShares Ult BBG Comm	BCOM	4	0.1	
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	4	0.1	✓
GLDL	Direxion Gold Bull 3X	n/a	4	0.1	
GDAY	ProShares Ultra AUD	n/a	4	0.0	
UJB	ProShares Ult High Yield	IBOXHY	3	0.1	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	3	0.1	
ULE	ProShares Ultra Euro	n/a	3	0.0	✓
YCL	ProShares Ultra Yen	n/a	2	0.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$4,288	$224.8	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	1,522	24.5	✓
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	566	21.5	✓
EUO	ProShares UltraSh Euro	n/a	445	10.5	✓
SCO	ProShares UltSh BBG Crude	BCOMCL	369	34.5	✓
YCS	ProShares UltraSh Yen	n/a	355	10.8	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	293	2.7	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	114	3.2	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	79	6.0	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	75	0.9	
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	56	0.4	✓
KOLD	ProShrs UltSh BBG NatGas	BCOMNG	52	5.1	✓
ZSL	ProShares UltSh Silver	SLVRLN	51	8.2	✓
SJB	ProShares Short High Yield	IBOXHY	42	0.6	✓
CROC	ProShares UltraShort AUD	n/a	20	0.3	✓
EUFX	ProShares Short Euro	n/a	14	0.1	✓
TPS	ProShares UltraShort TIPS	LBUTTRUU	12	0.2	
DNO	United States Short Oil	n/a	11	0.4	✓
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	8	0.1	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	4	0.1	
GLDS	Direxion Gold Bear 3X	n/a	4	0.1	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	3	0.5	
CMD	ProShrs UltSh BBG Comm	BCOM	3	0.8	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	3	0.1	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

11

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$3,766	$37.9	
BOND	Pimco Total Return	LBUSTRUU	3,442	27.5	✓
HYLD	Peritus High Yield	n/a	1,087	13.6	✓
SRLN	SPDR Blackstone/GSO SrLoan	IBXXLLTR	614	4.8	
ALD	WisdomTree Asia Local Debt	HSUALBI	348	3.1	
RIGS	Riverfront Strat Income	n/a	299	1.6	
SYLD	Cambria Shareholder Yield	n/a	220	1.3	
FTGC	FT Glb Tactical Commod Str	n/a	191	2.1	
HDGE	AdvsrShrs Ranger Eqty Bear	SPX	166	2.5	✓
RLY	SPDR SSgA Multi-Asset Real	n/a	165	1.3	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	160	1.0	
MINC	AdvShr Newfleet Multi-Sect	n/a	155	1.0	
LDUR	PIMCO Low Duration	G1O2	140	0.1	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	136	0.3	
INKM	SPDR SSgA Income Allocation	MXWO	103	0.6	
GAL	SPDR SSgA Glb Allocation	n/a	98	0.7	
SMMU	PIMCO Short Term Muni Bon	n/a	76	0.4	
YPRO	AdvisorShares YieldPro	n/a	72	1.0	
RAVI	FlxShr Ready Access VarInc	n/a	64	0.6	
IELG	iShares Enhanced US LC	RU10INTR	58	0.4	
DI	PIMCO Diversified Income	BGCRTRUH	45	0.1	
HOLD	AdvsrShrs Sage Core Reserv	n/a	37	0.4	
GTAA	Cambria Global Tactical	n/a	37	0.5	
PSR	PwrShrs Active US RE	FNER	37	0.1	
IEIL	iShares Enhanced Intl LC	MXWOU	29	0.4	
AGLS	Accuvest Global Long Short	MXWO	26	0.2	
BABZ	PIMCO Build Amer Bond	LBABTRUU	23	0.1	
FORX	PIMCO Foreign Curr Strat	W1TW	21	0.2	✓
EPRO	AdvisorShares EquityPro	n/a	20	0.2	
LALT	PwrShrs Multi-Strat Altern	MSUSLALT	17	0.8	
IESM	iShares Enhanced US SC	RU20INTR	15	0.1	
ULST	SPDR SSgA Ultra Short Term	n/a	14	0.4	
HUSE	Huntington US Eqy Rotation	SPX	14	5.3	✓
RWG	Columbia Select LC Gro	RLG	13	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	13	0.2	
ONEF	Russell Equity	RUDEVLN	9	0.5	
GIVE	AdvisorShares Global Echo	n/a	9	0.0	
QEH	QAM Equity Hedge	n/a	9	0.1	
IEIS	iShares Enhanced Intl SC	MXWOUSC	8	0.1	
GVT	Columbia Select LCVal	RIY	7	0.1	
SYE	SPDR MFS Systematic Core	n/a	5	0.0	
SYG	SPDR MFS Systematic Growth	n/a	5	0.0	
FMF	FT Mrnngstr Mngd Fut Strat	MSDIDFTL	5	0.1	
SYV	SPDR MFS Systematic Value	n/a	5	0.0	
RRF	WisdomTree Glb Real Return	W0DI	5	0.2	
CHNA	PowerShares China A-Share	n/a	2	0.0	
RPX	Columbia LC Growth	RLG	2	0.0	
FTHI	First Trust High Income	n/a	2	0.3	
FTLB	First Trust Low Beta	n/a	2	0.1	
HDGI	AdvsrShrs Athena Intl Bear	n/a	1	0.2	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$3,611	$17.3	✓
EPI	WisdomTree India Earnings	WTEMINTR	1,664	83.5	✓
PRFZ	PowerShares FR US 1500	FR15US	995	3.9	
PXF	PowerShares FR DM ex US	FRX1XTR	845	3.7	
EZM	WisdomTree MC Earnings	WTMEITR	601	2.6	
EES	WisdomTree SC Earnings	WTSEITR	459	3.0	
PXH	PwrShrs FTSE RAFI EM	TFREMU	384	2.4	
RWJ	RevenueShares SC	REVWST	290	1.9	✓
Fundamental (continued)					
RWL	RevenueShares Large Cap	REVWLT	$243	$1.2	✓
RWK	RevenueShares Mid Cap	REVWMT	204	0.8	✓
FNDX	Schwab Fund US Large Comp	RUFUSLU	134	1.1	
PDN	PwrShr FR DM x US SmMid	TFRDXUSU	117	0.4	
PXLG	PowerShares Fundam Lrg Gro	RAFILGTR	112	0.1	
FNDF	Schwab Fund Intl Lrg Comp	RUFDXULU	112	1.0	
EPS	WisdomTree Earnings 500	WTEPSTR	110	0.3	
PXMG	PowerShares Fundam MC Gro	RAFIMGTR	94	0.1	
FNDB	Schwab Fund US Broad Mkt	RUFUSUSD	90	0.8	
FNDA	Schwab Fund US Small Comp	RUFUSSU	89	0.9	
EXT	WisdomTree Total Earnings	WTEI	81	0.3	
PXSV	PowerShares Fundam SC Val	RAFISVTR	68	0.4	
PXMV	PowerShares Fundam MC Val	RAFIMVTR	47	0.2	
PAF	PwrShrs FR Asia Pac x JP	TRDAPXJU	47	0.1	
PXLC	PowerShares Fundam LC	RAFILCTR	42	0.2	
FNDC	Schwab Fund Intl Sml Comp	RUFDXUSU	38	0.3	
FNDE	Schwab Fund EM Large Comp	RUFGELU	36	0.4	
PXLV	PowerShares Fundam Lrg Val	RAFILVTR	35	0.3	
PXMC	PowerShares Fundam MC	RAFIMCTR	32	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISGTR	31	0.1	
EZY	WisdomTree LC Value	WTEILVTR	28	0.1	
RTR	RevenueShares ADR	REVWADRT	23	0.1	
PXSC	PowerShares Fundam SC	RAFISCTR	15	0.0	
Life Cycle and Allocation					
AOR	iShares Growth Allocation	SPTGGUT	$303	$1.4	
AOA	iShares Aggress Alloc	SPTGAUT	264	1.3	
AOM	iShares Moderate Alloc	SPTGMUT	244	1.3	
AOK	iShares Conserv Alloc	SPTGCUT	179	0.8	
TZG	iShares Target 2020	SPTCT20T	57	0.6	
TZV	iShares Target 2040	SPTGT40T	52	0.6	
TZI	iShares Target 2025	SPTGT25T	44	0.4	
TZL	iShares Target 2030	SPTGT30T	44	0.6	
TDV	db X-trckrs 2040 Targ Date	TDAXFO	36	0.1	
TZO	iShares Target 2035	SPTGT35T	35	0.4	
TDN	db X-trckrs 2030 Targ Date	TDAXTH	34	0.1	
TZE	iShares Target 2015	SPTGT15T	31	2.8	
TDH	db X-trckrs 2020 Targ Date	TDAXTW	28	0.1	
TGR	iShares Target Retir	SPTGRIT	14	1.3	
TZY	iShares Targ Date 2050	SPTGT50T	13	0.6	
TDX	db X-trckrs In-Target Date	TDAXIT	12	0.0	
TDD	db X-trckrs 2010 Targ Date	TDAXTN	10	0.0	
TZD	iShares Target 2010	SPTGT10T	9	0.3	
TZW	iShares Targ Date 2045	SPTGT45T	9	0.4	
Long/Short					
CSM	ProShares LC Core Plus	CS13030	$315	$1.9	
HYLS	First Trust Tactical HY	n/a	197	1.6	
RALS	ProShares RAFI Long/Short	RAFILS	60	0.7	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	7	0.2	
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	5	0.4	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.1	
CHEP	QuantShr US MktNeu Value	DJTMNSV	3	0.1	
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	2	0.0	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	2	0.1	
SIZ	QuantShr US MktNeu Size	DJTMNSS	1	0.0	
MOM	QuantShr US MktNeu Moment	DJTMNMO	1	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SP5LVIT	$4,141	$27.4	✓
PKW	PowerShares Buyback	DRBTR	2,892	26.3	✓
USMV	iShares MSCI USA Min Vol	M00IMV$T	2,647	14.0	✓
CVY	Guggenheim Multi-Asset	ZAXYH	1,353	4.8	✓
PDP	PwrShrs Momentum Portf	DWTL	1,280	9.2	✓
FEX	First Trust LC AlphaDEX	DEFILCCI	1,141	7.0	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	1,010	5.3	
FNX	First Trust MC AlphaDEX	DEFIMCCI	884	4.5	
PWV	PowerShares Dyn LC Val	ILWTR	844	2.5	
QAI	IQ Hedge Multi-Strategy	IQHGMST	788	3.6	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	719	3.3	✓
TILT	FlxShr Mstar US MktFctTilt	MUFTT	690	1.9	
FYX	First Trust SC AlphaDEX	DEFISCCI	550	4.3	
GURU	Global X Guru Index	GURU	505	6.9	✓
DWAS	PwrShrs DWA SC Momen Portf	DWATLSC	474	6.8	✓
QUAL	iShares MSCI USA Qlty Fact	M2USQU	440	2.3	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	386	1.2	
FV	FT Dorsey Wright Focus 5	n/a	331	6.2	✓
PHDG	PS S&P Downside Hdgd	SPVQDTR	309	2.9	
MTUM	iShares MSCI USA Momentum	M2US000$	308	1.7	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	306	1.9	✓
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	300	1.7	
SPHB	PwrShrs S&P 500 High Beta	SP5HBIT	287	7.7	✓
PWB	PowerShares Dyn LC Gro	ILHTR	281	1.2	
BFOR	Barron's 400	B400T	246	1.3	✓
PWC	PowerShares Dyn Market	DYITR	196	0.6	
NFO	Guggenheim Insider Sent	SBRINTR	189	1.4	
FAB	First Trust MultiCap Value	DEFIMCVI	182	0.9	
VLUE	iShares MSCI USA Value Wgt	M2USVWGT	162	0.3	
DEF	Guggenheim Defensive	SBRDETR	161	1.0	
IYLD	iShrs Mstar MultiAsset Inc	MAHIT	158	1.2	
SIZE	iShares MSCI USA Risk Wgt	M2USRWGT	133	0.1	
CZA	Guggenheim MC Core	ZAXMC	126	0.6	
FNK	First Trst MC Val AlphaDEX	DEFIMDVI	97	0.9	
FTCS	First Trust Capital Strng	NQCAPSTT	80	0.3	
FAD	First Trust MultiCap Gro	DEFIMCGI	63	0.4	
FVL	First Trust Value Line 100	VLFVL	61	0.3	
FYT	First Trst SC Val AlphaDEX	DEFISCVI	60	1.1	
XSLV	PowerShares S&P SC Low Vol	SP6LVI	56	0.3	
GVAL	Cambria Global Value	GVAL	54	1.2	
SPXH	VictyShrs Volatil Hdg LC	SPXHID	45	0.4	
FNY	First Trst MC Gro AlphaDEX	DEFIMDGI	43	0.3	
FYC	First Trst SC Gro AlphaDEX	DEFISCGI	36	0.3	
XMLV	PowerShares S&P MC Low Vol	SP4LVI	33	0.3	
TRSK	VictyShrs Tail Risk Hdg LC	TRSKID	32	0.4	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	26	0.7	
FWDD	Madrona Domestic	n/a	25	0.1	
VSPY	Direxion S&P 500 RC Vol	SP5M15T	24	0.3	
DWAQ	PwrShrs DWA NASDAQ Mom	DWANQTLT	24	0.2	
KNOW	Direxion AC Insider Senti	SBRQAM	23	0.4	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	17	0.3	
MATH	Meidell Tactical Advantage	n/a	16	0.2	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOL	15	0.2	
FMK	First Trst Mega Cap AlphaDEX	DEFIMGCI	13	0.1	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUP	13	0.1	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOL	11	0.1	
ERW	VictyShrs Eql Risk Wgt LC	ERWSPX	8	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUP	8	0.0	
RWV	RevShrs Navellier A-100	REVWLOUT	8	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
FVI	First Trust VL Eqty Alloc	VLFVI	$5	$0.0	
DBIZ	AdvsrShrs PringTrnr BusCyc	n/a	5	0.4	
QINC	FT RBA Quality Income	RBAQI	4	0.1	
MRGR	ProShares Merger	SPLSALP	4	0.1	
CFA	Compass EMP US 500 Vol	CEMPUSLT	4	0.0	
GSRA	ALPS/GS Risk-Adj Ret US LC	GSRARUS	3	0.1	
CDC	Compass EMP US100 High Div	CEMPULHT	3	0.2	
CFO	Compass EMP US500 EnhanVol	n/a	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International					
EEMV	iShares MSCI EM Min Vol	M00IEF$O	$1,972	$17.1	✓
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	1,246	3.4	✓
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	1,230	7.1	✓
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	895	9.8	✓
VIDI	Vident International Eqty	VIDIX	747	1.9	
PIZ	PwrShrs DM Tech Lead	DWATRDM	706	5.1	✓
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	649	2.6	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	469	7.5	✓
PIE	PwrShrs EM Technical Lead	DWATREM	323	2.7	✓
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	258	1.0	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	241	1.2	
EELV	PowerShares S&P EM Low Vol	SPEMLVUT	228	1.3	✓
GYLD	Arrow DJ Global Yield	DJGYLDT	160	1.9	
FCAN	First Trust CA AlphaDEX	DEFICACT	152	0.8	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	127	2.7	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	127	1.5	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	113	1.7	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	90	1.6	
GRES	IQ Global Resources	IQGREST	88	0.3	
FYLD	Cambria Frgn Sharehld Yld	FYLD	86	1.0	
FGM	First Trust DE AlphaDEX	DEFICMCT	62	0.9	
HILO	EGShares Low Vol EM Div	IHILOT	52	0.6	
FSZ	First Trust CH AlphaDEX	DEFISWCT	52	0.4	
FKU	First Trust UK AlphaDEX	DEFIUKCT	51	0.5	
HGI	Guggenheim Internat Multi	ZAXIH	36	0.1	
GQRE	FlxShrs Glb Qlty Real Est	n/a	27	0.3	
ACCU	Accuvest Global Opportuns	n/a	26	0.4	
FWDB	Madrona Global Bond	n/a	24	0.2	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRT	23	0.0	
EMCG	WisdomTree EM Consumer Gro	WTEMCG	21	0.2	
FWDI	Madrona International	n/a	19	0.3	
IPKW	PwrShrs Intl BuyBack Achiev	DRBXUS	17	0.4	
JPGE	JPMrgn Divers Return GblEq	FTJPGE	15	0.2	
PERM	Global X Permanent	PERM	11	0.1	
YDIV	FT NASDAQ Intl Multi-Asset	NQMAXUS	11	0.1	
JPMV	iShares MSCI Japan MinVol	M1JPMVOE	11	0.1	
QESP	SPDR MSCI Spain Qual Mix	M1ESQMAR	9	0.4	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	7	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	7	0.3	
QCAN	SPDR MSCI CA Quality Mix	M1CAQMAR	6	0.1	
QEMM	SPDR MSCI EM Quality Mix	M1EFQMR	6	0.0	
QJPN	SPDR MSCI JP Quality Mix	M1JPQMAR	6	0.1	
QWLD	SPDR MSCI World Qual Mix	M1WOQMR	6	0.1	
QEFA	SPDR MSCI EAFE Quality Mix	M1EAQMR	6	0.0	
QAUS	SPDR MSCI AU Quality Mix	M1ATQMAR	6	0.0	
QGBR	SPDR MSCI UK Quality Mix	M1GBQMAR	6	0.0	
QDEU	SPDR MSCI Germany Qual Mix	M1DEQMAR	6	0.3	
FDTS	Frst Trst DM x US SC AlphaD	DEFIDSCT	6	0.1	
QEM	Mkt Vctrs MSCI EM Quality	M1EFQU	6	0.0	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide July 2014

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
FCA	First Trst China AlphaDEX	DEFICHCI	$6	$0.0	
FKO	First Trst S Korea AlphaDEX	DEFISKCI	5	0.0	
QXUS	MktVctrs MSCI Intl Quality	M1WOUQU	5	0.1	
AXJV	iShrs MSCI AsiaxJP MinVol	M1APJVO	5	0.1	
EUMV	iShares MSCI Europe MinVol	M00IERSO	5	0.1	
FBZ	First Trst Brazil AlphaDEX	DEFIBZCI	5	0.1	
FHK	First Trust HK AlphaDEX	DEFIHKCT	4	0.1	
IDHB	PwrShrs SP Intl Dev HighBta	SPIDHBIN	3	0.2	
GSMA	ALPS/GS MomemBuild MultAst	GSMOBUMA	3	0.1	
GSAX	ALPS/GS MomemBuild AsiaXJ	GSMOBUAX	2	0.0	
GURX	Global X Guru Small Cap	GURX	2	0.1	
GSGO	ALPS/GS Momem Build Gro	GSMOBUGM	2	0.0	
FTW	First Trust TW AlphaDEX	DEFITWCT	2	0.0	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	2	0.0	
GURI	Global X Guru Intl	GURI	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other					
PFF	iShares US Preferred	SPTREFTR	$10,130	$61.8	✓
AMLP	Alerian MLP	AMZI	8,987	56.2	✓
PGX	PowerShares Preferred	P0P4	2,243	10.9	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,428	4.5	✓
EMLP	First Trst NA Energy Infra	n/a	777	4.7	
MOAT	Market Vectors Wide Moat	MWMFTR	754	3.4	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	680	6.0	✓
CSD	Guggenheim Spin-Off	CLRSOTR	671	6.9	✓
PCEF	PowerShares CEF Income	CEFXTR	610	3.5	✓
FPX	First Trust US IPO	IPXO	479	5.7	
DSI	iShares MSCI KLD 400 Social	TKLD400U	370	1.2	
YMLP	Yorkville High Income MLP	YMLP	319	1.7	
PBP	PwrShrs S&P 500 BuyWrite	BXM	293	2.7	
KLD	iShares MSCI USA ESG Sel	TFSSIU	268	0.8	
PSK	SPDR Wells Fargo Preferred	WAGG	261	1.6	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	168	1.0	
MLPX	Global X MLP&Energy Infra	SOLMLPX	151	1.2	✓
TTFS	TrimTabs Float Shrink	n/a	137	0.9	
EQL	ALPS Equal Sector Weight	BASMLESW	129	0.9	
SPFF	Global X SuperIncome Pref	SPPEYN	121	0.9	
MLPA	Global X MLP	SOLMLPA	107	0.6	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	102	24.3	✓
FPE	First Trust Pref Sec & Inc	n/a	67	0.6	
YYY	Yield Shares High Income	YLDA	65	0.7	
HVPW	US Eqy High Vol Put Write	PUTWRT	63	1.5	
BIZD	Market Vectors BDC Income	MVBIZDTG	46	0.4	
AIRR	FT RBA American Indus Ren	RBAAIR	42	0.8	
YMLI	Yorkville High Inc Infr MLP	YMLI	41	0.3	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	40	1.4	✓
MNA	IQ Merger Arbitrage	IQMNAT	39	0.3	
IPFF	iShares Intl Pref Stck	SPPRIUN	37	0.3	✓
XMPT	Market Vectors CEF Muni	CEFMX	34	0.2	
HDG	ProShares Hedge Replicate	MLEIFCTX	32	0.2	
HSPX	Horizons SP500 CoveredCall	SPXCC	28	0.7	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	28	0.5	
IPO	Renaissance IPO	IPOUSA	27	0.4	
ZMLP	Direxion Zacks MLP HighInc	ZAXLPTR	25	0.4	
CPI	IQ Real Return	IQHGCPIT	25	0.8	
VRP	PwrShrs Variable Rate Pref	PFLOT	20	0.6	
MLPJ	Global X Junior MLP	SOLMLPJ	19	0.1	
FLAG	Forensic Accounting	FLAG	13	0.1	
ENFR	Alerian Energy Infrastruct	AMEI	9	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
BCHP	EGShares Blue Chip	EGABCHPT	$7	$0.2	
NASH	Nashville Area	NASHVILL	7	0.4	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	7	0.1	
VXH	FT CBOE SPS VIX Tail Hedge	VXTH	6	0.1	
CNPF	Global X Canada Pref	SOLPRECA	6	0.1	
EQLT	Alps Workplace Portfolio	LGBTEQLT	5	0.1	
HFIN	Hrzns S&P FinlSelSect Cov	IXMCC	4	0.5	
GYEN	AdvsrShrs Gartman Gold/Yen	n/a	4	0.2	
KFYP	KraShrs CSI CH 5-Yr Plan	H11161	3	0.0	
QYLD	Recon Cap NASDAQ-100 CC	BXN	3	0.1	
GEUR	AdvsrShrs Gartman Gold/EUR	n/a	1	0.1	
GLDE	AdvisorShares Intl Gold	n/a	1	0.1	
GGBP	AdvsrShrs Gartman Gold/GBP	n/a	1	0.1	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

15

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$1,650	$15.5	✓
RJI	Elements Rogers Commod	ROGRTR	955	4.5	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	252	0.6	
UCI	ETRACS CMCI Total Return	CMCITR	170	0.8	
DJCI	ETRACS DJ-BBG Commodity	BCOMTR	132	0.3	
GSP	iPath GSCI Total Return	SPGSCITR	109	0.6	
LSC	Elements S&PComdtyTrends	SPTICTR	30	0.0	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	20	1.5	
RGRC	RBS Rogers Enhanced Comm	RGRCID	19	0.1	
CSCB	CS Commodity Benchmark	CSIXTR	18	0.0	
CSCR	CS Commodity Rotation	CSCUBKTR	16	0.0	
DPU	PwrShrs DB Commod Lg	DBCDIX	2	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$221	$7.3	✓
RJA	Elements Rogers Agricult	ROGRAGTR	214	1.0	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	85	8.8	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	82	0.7	
JJC	iPath DJ UBS Copper	DJUBHGTR	81	1.9	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	75	1.9	✓
COW	iPath DJ UBS Livestock	DJUBLITR	50	1.1	✓
RJN	Elements Rogers Energy	ROGRENTR	37	0.2	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	36	1.2	✓
PTM	ETRACS UBS Long Platinum	CTPLTR	33	0.2	✓
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	27	0.3	✓
NIB	iPath DJ UBS Cocoa	DJUBCCTR	26	0.8	✓
FUD	ETRACS CMCI Food	CMFOTR	24	0.3	
RJZ	Elements Rogers Metals	ROGRIMTR	19	0.1	
PGM	iPath DJ UBS Platinum	DJUBPLTR	17	0.2	
JJN	iPath DJ UBS Nickel	DJUBNITR	16	0.4	
BAL	iPath DJ UBS Cotton	DJUBCTTR	16	0.7	✓
UBG	ETRACS CMCI Gold	CTGCTR	13	0.4	
JJM	iPath DJ UBS Industrial	DJUBINTR	13	0.1	
UAG	ETRACS CMCI Agriculture	CMAGTR	12	0.3	
JJP	iPath DJ UBS Precious Met	DJUBPRTR	12	0.0	
USV	ETRACS CMCI Silver	CTSITR	12	0.5	
RGRA	RBS Rogers Enhanced Agri	RGRAID	10	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	10	0.2	
UBN	ETRACS CMCI Energy	CMENTR	8	0.1	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	7	0.6	
RGRI	RBS Rogers Enhanced IndMet	RGRIID	7	0.2	
OLO	PowerShares DB Oil Long	DBODIX	7	0.0	
JJE	iPath DJ UBS Energy	DJUBENTR	7	0.2	
UBC	ETRACS CMCI Livestock	CMLVTR	6	0.5	
GRU	Elements MLCX Grains	MLCXGRTR	6	0.1	✓
JJT	iPath DJ UBS Tin	DJUBSNTR	6	0.1	
JJS	iPath DJ UBS Softs	DJUBSOTR	5	0.3	
NINI	iPath Pure Beta Nickel	BCC2LNPT	5	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	5	0.2	
RGRE	RBS Rogers Enhanced Energy	RGREID	4	0.0	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	4	0.0	
AGF	PowerShares DB Agr Long	DBADIX	3	0.4	
RGRP	RBS Rogers Enhance PrecMet	RGRPID	3	0.0	
JJU	iPath DJ UBS Aluminum	DJUBALTR	3	0.1	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	3	0.1	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	3	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	3	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
LEDD	iPath Pure Beta Lead	BCC2LLPT	$2	$0.1	
GRN	iPath Global Carbon	BXIIGCUT	2	0.1	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	2	0.1	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	1	0.1	
CUPM	iPath Pure Beta Copper	BCC2LPPT	1	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	1	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	1	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	
LD	iPath DJ UBS Lead	DJUBPBTR	1	0.1	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	1	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	1	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$31	$0.4	
ICI	iPath Optimized Curr Carry	BXIICIIP	6	0.2	
AYT	iPath GEMS Asia 8	BXIIGMA8	4	0.1	
ERO	iPath EUR/USD	n/a	3	0.0	
GBB	iPath GBP/USD	n/a	3	0.0	
JYN	iPath JPY/USD	n/a	2	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	2	0.1	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	1	0.1	
JEM	iPath GEMS Index	BXIIGEM1	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse					
FIGY	FI Enhanced Global HY	M2WDHDVD	$1,618	$0.9	
FEEU	FI Enhanced Europe 50	SX5PGV	1,128	0.6	
FBGX	FI Enhanced LC Growth	RU10GRTR	557	10.1	
FLGE	FI LC Growth Enhanced	RU10GRTR	530	1.7	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	323	54.8	
MORL	ETRACS 2x Mortgage REIT	MVMORT	278	7.0	
MLPL	ETRACS UBS 2x Lng MLP	AMZI	266	2.4	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	253	4.4	
FIEU	CS FI Enhanced Europe 50	SX5PGV	214	1.1	
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	175	3.7	
USLV	VelocityShares 3x Silver	SPGSSIP	166	13.7	
CEFL	ETRACS Mon 2xLev ClsdEndFd	YLDA	165	2.8	
FIEG	FI Enhanced Global HY	M2WDHDVD	160	1.2	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	130	4.3	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	127	8.8	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	120	36.1	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	80	1.0	
UGLD	VelocityShares 3x Gold	SPGSGCP	61	3.1	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	61	1.8	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	48	0.5	
SBND	PwrShr DB 3x Shrt 25+ Treas	DBBNDS	48	0.4	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	48	0.8	
FIBG	CS FI Enhanced Big Cap Gro	RU10GRTR	46	1.0	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	39	0.9	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	36	0.2	
BXUC	Barc SPX + Long C Leverage	SPXT	31	0.0	
DVHL	ETRACS Mon 2x Dvsfd Hi Inc	NYDVHI	28	0.9	
SPLX	ETRACS 2xLeverag SPS TR	SPXT	28	0.6	
LBND	PwrShrs DB 3x Lng 25+ Trea	DBBNDL	28	0.1	
LMLP	ETRACS 2xLev WF MLP ExEner	MLPXEPX	25	2.5	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	21	4.1	
DGZ	PowerShares DB Gold Short	DGLDIX	20	1.4	
DWTI	VelocityShrs 3x Inv Crude	SPGSCLP	20	0.6	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

17

ETNs

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	$20	$0.1	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	19	0.2	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	18	0.0	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	17	0.2	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	15	0.0	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	14	0.0	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	14	0.3	
RTLA	iPath LX Russell 2000	RU20INTR	13	0.0	
ROLA	iPath LX Russell 1000	RU10INTR	12	0.0	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	8	1.5	
CSMB	CS Merger Arb Liquid 2x	CSLABMN	8	0.0	
SZO	PowerShares DB Oil Short	DBODIXX	6	0.1	
SFLA	iPath LX S&P 500 TR	SPTR	6	0.0	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	6	0.0	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	5	0.3	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	5	0.8	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	5	0.0	
EMSA	iPath SE MSCI EM	NDUEEGF	5	0.0	
BXUB	Barc SPX + Long B Leverage	SPXT	4	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	4	0.0	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	4	0.0	
UUPT	PowerShares DB 3x Lng USD	USDUPX	4	0.1	
EMLB	iPath LE MSCI EM	NDUEEGF	3	0.0	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	3	0.0	
DDP	PwrShrs DB Commod Sh	DBCDIXX	2	0.0	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	2	0.1	
UWTI	VelocityShares 3x Crude	SPGSCLP	2	0.3	
UDNT	PowerShares DB 3x Shrt USD	USDDNX	2	0.0	
BOS	PwrShrs DB Base Met Sh	DBBMIX	2	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	2	0.0	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	1	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,109	$1,318.6	✓
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	649	5.0	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	512	369.6	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	152	60.0	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	126	3.6	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	36	13.8	✓
GLDI	Gold Shares Covered Call	QGLDI	33	0.4	✓
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	30	1.4	
SLVO	CS Silver Shr Covered Call	QSLVO	26	0.5	
XVIX	ETRACS Long-Short VIX	SPVXTSER	13	0.2	
BWV	iPath CBOE SP500BuyWrite	BXM	11	0.0	
VIIX	VelocityShares VIX ShTrm	SPVXSP	7	5.4	✓
CVOL	C-Tracks ETN Volatility	CVOLT	5	0.1	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	4	0.1	
IVOP	iPath Inv SP5 VIX ShrtTerm	SPVXSP	2	0.2	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	2	0.2	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	1	0.2	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$6,450	$29.0	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	2,107	8.6	
MLPN	Credit Suisse MLP Eq Wgt	MLPX	926	3.3	✓
INP	iPath MSCI India	NDEUSIA	405	3.0	✓
IMLP	iPath S&P MLP	SPMLP	377	2.8	
ATMP	Barclays ETN+ Select MLP	BXIIATMP	367	1.9	
TRND	RBS US LC Trendpilot	TPLCUT	334	1.9	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
AMU	ETRACS Alerian MLP Index	AMZ	$309	$1.6	
TRNM	RBS US MC Trendpilot	TPMCUT	122	0.7	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	67	0.8	
OSMS	Barclays OFI SteelPath MLP	BXIIOSMS	66	0.0	
TBAR	RBS Gold Trendpilot	TPGLDUT	59	0.5	
MLPC	C-Tracks M/H MLP Fundam	n/a	58	0.2	
MLPY	MS Cushing MLP High Income	MLPY	52	0.2	
TNDQ	RBS NASDAQ 100 Trendpilot	TPNDQUT	50	0.4	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	36	0.2	
WMW	Elements Mrngstr Wide Moat	MWMFTR	33	0.1	
DOD	Elements Dogs of the Dow	MUTR	30	0.2	
CSMA	Credit Suisse Merger Arb	CSLABMN	27	0.2	
DVHI	ETRACS Divers High Income	NYDVHI	26	0.0	
FMLP	ETRACS WF MLP Ex-Energy	MLPXEFX	25	0.9	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	21	0.1	
TCHI	RBS China Trendpilot	TPCHINUT	20	0.1	
STPP	iPath US Treas Steepener	BXIIUSTP	20	0.2	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	19	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	18	0.0	
MLPW	E-TRACS Wells Fargo MLP	WML	15	0.0	
CSLS	CS Long/Short Liquid	CSLABLN	15	0.0	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	10	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	9	0.1	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	9	0.1	
DRGS	RBS Global Big Pharma	DGETR	8	0.1	
TWTI	RBS Oil Trendpilot	TPOILUT	7	0.0	
ALTL	RBS US L/C Alternator	ALTLCUT	6	0.0	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.1	
FLAT	iPath US Treas Flattener	BXIIUSTP	5	0.2	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.2	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	3	0.5	
CSMN	CS MktNeu Global Equity	HSGMN	2	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	2	3.7	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	2	1.2	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	0	0.2	

1. All average volume calculations in this guide were calculated over the period between January 8, 2014 to July 8, 2014.

* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide July 2014

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. ©2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value P0356 | CSNY505123 v4 | July 2014

2014 Options Expiration Calendar January February March SM TW TF S SM TW TF S SM TW TF S 1 23 4 1 1 5 678 91011 2345 678 2 345678 12 13 14 15 16 17 18 9101112131415 9101112131415 19 20 21 22 23 24 25 16 17 18 19 20 21 22 16 17 18 19 20 21 22 26 27 28 29 30 31 23 24 25 26 27 28 23 24 25 26 27 28 29 30 31 April May June SM TW TF S SM TW TF S SM TW TF S 1234 5 123 1234567 6789 10 11 12 456789 10 89 10 11 12 13 14 13 14 15 16 17 18 19 11 12 13 14 15 16 17 15 16 17 18 19 20 21 20 21 22 23 24 25 26 18 19 20 21 22 23 24 22 23 24 25 26 27 28 27 28 29 30 25 26 27 28 29 30 31 29 30 July August September SM TW TF S SM TW TF S SM TW TF S 123 4 5 12 1 23456 6789 10 11 12 34567 89 789 10 11 12 13 13 14 15 16 17 18 19 10 11 12 13 14 15 16 14 15 16 17 18 19 20 20 21 22 23 24 25 26 17 18 19 20 21 22 23 21 22 23 24 25 26 27 27 28 29 30 31 24 25 26 27 28 29 30 28 29 30 31 October November December SM TW TF S SM TW TF S SM TW TF S 1 234 1 123456 56 78 91011 234 5 678 789 10 11 12 13 12 13 14 15 16 17 18 9101112131415 14 15 16 17 18 19 20 19 20 21 22 23 24 25 16 17 18 19 20 21 22 21 22 23 24 25 26 27 26 27 28 29 30 31 23 24 25 26 27 28 29 28 29 30 31 30 Quarterly expiration date VIX expiration date and A.M. Expiring equity and P.M. settled index settled index options cease trading options cease trading. Expiring cash-settled VIX expiration date currency options cease trading at 12:00 p.m. ET Equity, index, and cash-settled A.M. settled index options cease trading currency options expiration date1 2017 Equity LEAPS® added Exchange holiday 2018 Equity LEAPS® added Bank holiday (additional holidays may be announced) 1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: While these dates are accurate as of 12/10/13, they are subject to change. Through January 2015, weekly expirations occur every Friday with the exception of Standard Expiration Fridays and in the case of July 4, 2014, where it occurs on Thursday, July 3rd. After January 2015, all expirations will occur on Fridays unless there is an exchange holiday, when it will occur on Thursday. In 2014, exchange holidays on Friday occur on April 18th and July 4th. In 2015, exchange holidays occur on April 3rd, July 3rd, and December 25th. Approval for distribution p Americas p EMEA p Asia